Exhibit 10.1

EXECUTION VERSION
CREDIT AND GUARANTY AGREEMENT
dated as of May 17, 2013
among
XERIUM TECHNOLOGIES, INC.,
as Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER,
as Guarantors,
VARIOUS LENDERS,
JEFFERIES FINANCE LLC,
as Administrative Agent
and
JEFFERIES FINANCE LLC,
as Collateral Agent
***
JEFFERIES FINANCE LLC,
as Joint Lead Arranger and Joint Bookrunner,
and
CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arranger and Joint Bookrunner
and as Documentation Agent
___________________________________________________________
U.S. Dollars $200,000,000
___________________________________________________________

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SECTION 1. DEFINITIONS AND INTERPRETATION                        1
1.1    Definitions.                                        1
1.2    Accounting Terms                                    32
1.3    Interpretation, etc                                        33
1.4    Certain Calculations                                    33

SECTION 2. TERM LOANS                                    34
2.1    Initial Term Loans                                    34
2.2    Pro Rata Shares; Availability of Funds                            34
2.3    Use of Proceeds                                        35
2.4    Evidence of Debt; Register; Lenders’ Books and Records;
Promissory Notes                                        35
2.5    Interest on Loans                                        36
2.6    Conversion/Continuation                                    36
2.7    Default Interest                                        37
2.8    Fees                                            37
2.9    Scheduled Payments                                    37
2.10    Voluntary Prepayments                                    37
2.11    Mandatory Prepayments                                    38
2.12    Application of Prepayments/Reductions/Scheduled Payments;
Prepayment Premium                                    40
2.13    General Provisions Regarding Payments                            41
2.14    Ratable Sharing                                        42
2.15    Making or Maintaining LIBOR Loans                            42
2.16    Increased Costs; Capital Adequacy                                44
2.17    Taxes; Withholding, etc                                    45
2.18    Obligation to Mitigate                                    47
2.19    Tax Refund                                        47
2.20    Removal or Replacement of a Lender                            48
2.21    Facility Increase.                                        48

SECTION 3. CONDITIONS PRECEDENT                                50
3.1    Conditions to Closing Date                                50
3.2    Conditions to Each Credit Extension                            54

SECTION 4. REPRESENTATIONS AND WARRANTIES                        54
4.1    Organization; Requisite Power and Authority; Qualification                    54
4.2    Capital Stock and Ownership                                54
4.3    Due Authorization                                    55
4.4    No Conflict                                        55
4.5    Governmental Consents                                    55
4.6    Binding Obligation                                    55
4.7    Historical Financial Statements                                55
4.8    Business Plan                                        56
4.9    No Material Adverse Change                                56
4.10    Use of Proceeds                                        56
4.11    Adverse Proceedings, etc                                    56
4.12    Payment of Taxes                                        56
4.13    Properties                                        56
4.14    Environmental Matters                                    57
4.15    No Defaults                                        57
4.16    Material Contracts                                    57
4.17    Governmental Regulation                                    57
4.18    Margin Stock                                        58

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4.19    Employee Matters                                    58
4.20    Employee Benefit Plans                                    58
4.21    Certain Fees                                        59
4.22    Solvency                                        59
4.23    Anti-Terrorism Laws                                    59
4.24    Compliance with Statutes, etc                                59
4.25    Disclosure                                        59
4.26    Insurance                                        59

SECTION 5. AFFIRMATIVE COVENANTS                            60
5.1    Financial Statements and Other Reports                            60
5.2    Existence                                        63
5.3    Payment of Taxes and Claims                                63
5.4    Maintenance of Properties                                    63
5.5    Insurance                                        63
5.6    Books and Records; Inspections                                64
5.7    Use of Proceeds                                        64
5.8    Compliance with Laws; SEC Filings                            64
5.9    Environmental                                        64
5.10    Additional Collateral and Guarantees                            65
5.11    Additional Material Real Estate Assets                            66
5.12    Deposit Accounts; Securities Accounts                            66
5.13    Further Assurances                                    67
5.14    Intellectual Property                                    67
5.15    Know-Your-Customer Rules                                67
5.16    Pari Passu Ranking                                    68
5.17    Maintenance of Ratings                                    68
5.18    Post-Closing Matters                                    68
5.19    Performance Obligation                                    68

SECTION 6. NEGATIVE COVENANTS                                69
6.1    Indebtedness                                        69
6.2    Liens                                            71
6.3    Fiscal Year                                        73
6.4    No Further Negative Pledges                                73
6.5    Restricted Payments                                    74
6.6    Restrictions on Subsidiary Distributions                            74
6.7    Investments                                        75
6.8    Maximum Consolidated Capital Expenditures                        76
6.9    Disposal of Subsidiary Interests                                78
6.10    Sales and Lease Backs                                    78
6.11    Transactions with Shareholders and Affiliates                        78
6.12    Conduct of Business                                    79
6.13    Anti-Terrorism Law; Anti-Money Laundering                        79
6.14    Amendments or Waivers to Organizational Documents                    79
6.15    Amendments or Waivers to Certain Indebtedness                        79
6.16    Embargoed Person                                    79

SECTION 7. GUARANTY                                    80
7.1    Guaranty of the Obligations                                80
7.2    Contribution by Guarantors                                80
7.3    Payment by Guarantors                                    81
7.4    Liability of Guarantors Absolute                                81
7.5    Waivers by Guarantors                                    82

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7.6    Guarantors’ Rights of Subrogation, Contribution, etc                        83
7.7    Subordination of Other Obligations                                83
7.8    Continuing Guaranty                                    84
7.9    Authority of Guarantors or Borrower                            84
7.10    Financial Condition of the Borrower                            84
7.11    Bankruptcy, etc                                        84
7.12    Discharge of Guaranty Upon Sale of Guarantor                        85
7.13    Validity and Effectiveness                                    85
7.14    Keepwell                                        85

SECTION 8. EVENTS OF DEFAULT                                85
8.1    Events of Default                                        85

SECTION 9. AGENTS                                        88
9.1    Appointment of Agents                                    88
9.2    Powers and Duties                                    88
9.3    General Immunity                                    88
9.4    Agents Entitled to Act as Lender                                89
9.5    Lenders’ Representations, Warranties and Acknowledgment                    90
9.6    Right to Indemnity                                    90
9.7    Successor Administrative Agent and Collateral Agent                        90
9.8    Collateral Documents and Guaranty                            91
9.9    Administrative Agent May File Proofs of Claim                        92
9.10    Posting of Communications to Platform                            92
9.11    Intercreditor Agreement                                    93

SECTION 10. MISCELLANEOUS                                    93
10.1    Notices                                            93
10.2    Expenses                                        94
10.3    Indemnity                                        95
10.4    Set Off                                            96
10.5    Amendments and Waivers                                    96
10.6    Successors and Assigns; Participations                            98
10.7    Independence of Covenants                                102
10.8    Survival of Representations, Warranties and Agreements                    102
10.9    No Waiver; Remedies Cumulative                                102
10.10    Marshalling; Payments Set Aside                                102
10.11    Severability                                        102
10.12    Obligations Several                                    102
10.13    Headings                                        102
10.14    APPLICABLE LAW                                    103
10.15    CONSENT TO JURISDICTION AND SERVICE OF PROCESS                103
10.16    WAIVER OF JURY TRIAL                                103
10.17    Confidentiality                                        104
10.18    Usury Savings Clause                                    104
10.18    Counterparts                                        105
10.19    Effective Date                                        105
10.20    USA Patriot Act Notice                                    105
10.21    No Setoffs and Defenses                                    105
10.22    Entire Agreement                                        105
10.23    Designation of this Agreement as a “Credit Facility”                        105

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APPENDICES:
A    Initial Term Loan Amounts
B    Notice Addresses

SCHEDULES:
1.1(a)    Factoring Agreements
1.1(b)    Guarantors
2.3    Intercompany Loans
4.1    Jurisdictions of Organization
4.2    Capital Stock and Ownership
4.13(b)    Real Estate Assets
4.14    Environmental Matters
4.16    Material Contracts
5.18    Post-Closing Matters
6.1(i)    Certain Indebtedness
6.2(l)    Certain Liens
6.7(i)    Certain Investments
6.12    Certain Affiliate Transactions
EXHIBITS:
A-1    Funding Notice
A-2    Conversion/Continuation Notice
B    Compliance Certificate
C    Assignment Agreement
D    Certificate Re Non-Bank Status
E    Closing Date Certificate
F    Counterpart Agreement
G    Pledge and Security Agreement
H    Mortgage
I    Landlord Waiver and Consent Agreement
J    Affiliate Subordination Agreement
K    Solvency Certificate
L    Intercreditor Agreement

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CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of May 17, 2013, is entered into by and among XERIUM TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors, the Lenders party hereto from time to time and JEFFERIES FINANCE LLC, as Administrative Agent (together with its permitted successors, in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors, in such capacity, “Collateral Agent”).
RECITALS:
WHEREAS, capitalized terms used in these Recitals and not otherwise defined herein shall have the respective meanings set forth for such terms in Section 1.1 hereof;
WHEREAS, the Borrower and certain of its Subsidiaries are party to that certain Credit and Guaranty Agreement, dated as of May 26, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”), with the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent;
WHEREAS, on the Closing Date, the proceeds of the Term Loans hereunder will be used, together with other funds available to the Borrower, to repay in full all obligations outstanding under the Existing Credit Agreement and to pay related transaction costs, fees and expenses (the “Refinancing”);
WHEREAS, the Borrower has requested that the Lenders make available for the purposes specified in this Agreement, term loans;
WHEREAS, the Lenders are willing to make available to the Borrower such term loans upon the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.DEFINITIONS AND INTERPRETATION
1.1    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“ABL Agent” means PNC Bank, National Association, in its capacity as administrative agent under the ABL Credit Agreement, together with any of its successors in such capacity.
“ABL Borrowing Base” has the meaning assigned to the term “Borrowing Base” from time to time in the ABL Credit Agreement.
“ABL Credit Agreement” means the Credit Agreement, dated as of May 17, 2013, among the Borrower, certain of its Subsidiaries from time to time party thereto, the ABL Lenders from time to time party thereto, the ABL Agent and the other agents and parties from time to time party thereto.
“ABL Credit Documents” means the “Credit Documents” (or any similarly defined term) as defined in the ABL Credit Agreement.
“ABL Facility” means the commitments under the ABL Credit Agreement and the ABL Loans made pursuant thereto.
“ABL Lenders” means the lenders from time to time party to the ABL Credit Agreement.

“ABL Loans” means the revolving loans from time to time made under the ABL Credit Agreement.
     “ABL Priority Collateral” has the meaning assigned to that term in the Intercreditor Agreement.

“ABR Loan” means a Term Loan or any portion thereof bearing interest by reference to the Alternate Base Rate.

“Accepting Lenders” as defined in Section 10.5(f).

“Additional Agreement” as defined in Section 9.11.
“Additional Lender” as defined in Section 2.21(c)(i).
“Additional Term Loan Amount” means the principal amount of the Additional Term Loans made by a Lender on the applicable Facility Increase Effective Date as set forth in the applicable Facility Increase Amendment.
“Additional Term Loan Lender” means a Lender having an Additional Term Loan at such time.
“Additional Term Loans” as defined in Section 2.21(a).
“Adjusted EBITDA” means, with respect to any Person for any period, the total of (A) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (B) without duplication, to the extent that any of the following were deducted in computing such Consolidated Net Income for such period: (i) provision for taxes based on income or profits, including, without limitation, federal, state, provincial, franchise and similar taxes, including any penalties and interest relating to any tax examinations, (ii) Consolidated Interest Expense, (iii) Consolidated Depreciation and Amortization Expense, including depreciation and amortization expenses relating to Capital Leases, (iv) reserves for inventory in connection with plant closures, (v) Consolidated Operational Restructuring Costs, (vi) non-cash charges resulting from the application of purchase accounting, including push-down accounting, (vii) non-cash expenses resulting from the granting of Common Stock, stock options, restricted stock or restricted stock unit awards under equity compensation programs solely with respect to Common Stock, and cash expenses for compensation mandatorily applied to purchase Common Stock, (viii) non-cash items relating to a change in or adoption of accounting policies, (ix) non-cash expenses relating to pension or benefit arrangements, (x) expenses incurred as a result of the repurchase, redemption or retention by the Borrower of Common Stock earned under equity compensation programs solely in order to make withholding tax payments, (xi) amortization or write-offs of deferred financing costs, (xii) any non-cash losses resulting from marking to market Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized in such period) and (xiii) other non-cash losses or charges (excluding, however, any non-cash loss or charge which represents an accrual of, or a reserve for, a cash disbursement in a future period), minus (C) without duplication, to the extent any of the following were included in computing Consolidated Net Income for such period, (i) non-cash gains with respect to the items described in clauses (vi), (vii), (ix), (xi), (xii) and (xiii) (other than, in the case of clause (xiii), any such gain to the extent that it represents a reversal of an accrual of, or reserve for, a cash disbursement in a future period) of clause (B) above and (ii) provisions for tax benefits based on income or profits. Notwithstanding the foregoing, taxes paid and provision for taxes based on the income or profits of, and the Consolidated Depreciation and Amortization Expense of, a Subsidiary of such Person shall be added to Consolidated Net Income of such Person to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Consolidated Net Income of such Subsidiary was included in calculating Consolidated Net Income of such Person.

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“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened in writing against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries.
“Affected Lender” as defined in Section 2.15(b).
“Affected Loans” as defined in Section 2.15(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Affiliate Lender” means American Securities LLC, on behalf of its affiliated funds and Carl Marks Strategic Investments, L.P.
“Affiliate Subordination Agreement” means the Affiliate Subordination Agreement, dated as of the date hereof, among the Credit Parties, the other Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent, substantially in the form of Exhibit J, as amended, supplemented or otherwise modified from time to time.
“Agent” means each of the Administrative Agent, the Collateral Agent and the Documentation Agent.
“Agent Parties” as defined in Section 9.10(b).
“Aggregate Amounts Due” as defined in Section 2.14.
“Aggregate Payments” as defined in Section 7.2.
“Agreement” means this Credit and Guaranty Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the greater of (i) LIBOR for a one month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1% and (ii) 2.25%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or LIBOR, respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base

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Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.
“Anti-Terrorism Laws” as defined in Section 4.23.
“Applicable EC Percentage” as defined in Section 2.11(d).
“Applicable Margin” means, subject to adjustment as provided in Section 2.21 or 10.5(f), (a) as of any date during the period commencing on the Closing Date and ending on the date of delivery of the financial statements pursuant to Section 5.1(a) in respect of the Fiscal Quarter ending September 30, 2013, (i) with respect to Initial Term Loans maintained as LIBOR Loans, 5.00%, and (ii) with respect to Initial Term Loans maintained as ABR Loans, 4.00%, and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth in the grid below under the applicable Type of Initial Term Loan and opposite the then applicable Senior Secured Leverage Ratio (determined as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b)):

Senior Secured Leverage Ratio	ABR Loans	LIBOR Loans
Greater than or equal to 2.00 to 1.00	4.00%	5.00%
Less than 2.00 to 1.00	3.50%	4.50%
Changes in the Applicable Margin resulting from a change in the Senior Secured Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Initial Term Loans on the first Business Day following the date of delivery by the Borrower to the Administrative Agent of new financial statements pursuant to Section 5.1(a) or (b), as applicable.  Notwithstanding anything to the contrary set forth in this Agreement (including the determination of the Applicable Margin based on the above grid), if the Borrower shall fail to deliver such financial statements within any of the time periods specified in Section 5.1(a) or (b), during the period from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such financial statements, the Applicable Margin shall equal the highest possible Applicable Margin set forth in the grid above for such Type of Initial Term Loan. The Applicable Margin for each Tranche of New Term Loans shall be determined in accordance with Section 2.21 and shall be subject to adjustment as provided in such Section 2.21 and in Section 10.5(f).
“Approved Deposit Account” means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Credit Party with a Deposit Account Bank. “Approved Deposit Account” includes all monies on deposit in such Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.
“Approved Securities Intermediary” means a Securities Intermediary reasonably acceptable to the Collateral Agent.
“Asset Sale” means a sale, lease or sublease (as lessor or sub-lessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrower or any other Credit Party), in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal,

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or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of the Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold or leased in the Ordinary Course (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) substantially worn, damaged or obsolete property disposed of in the Ordinary Course, (iii) returns of inventory in the Ordinary Course, (iv) the use of cash and Cash Equivalents in a manner not inconsistent with the provisions of this Agreement and the other Credit Documents, (v) leases of real property in the Ordinary Course, (vi) non-exclusive licenses or nonexclusive sublicenses of patents, trademarks, copyrights and other intellectual property in the Ordinary Course, (vii) sales of other assets for gross consideration of less than $100,000 with respect to any transaction or series of related transactions and (viii) transactions entered into in connection with Factoring Agreements permitted pursuant to Section 6.1(l).
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by the Administrative Agent.
“Attributable Indebtedness” in respect of a Sale and Lease Back Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease Back Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale and Lease Back Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”
“Auction” as defined in the definition of “Dutch Auction”.
“Auction Amount” as defined in the definition of “Dutch Auction”.
“Auction Notice” as defined in the definition of “Dutch Auction”.
“Austria GmbH” means Huyck.Wangner Austria GmbH, a limited liability company duly organized under the laws of Austria.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Beneficiary” means each Agent, each Lender and each Lender Counterparty.
“Borrower” as defined in the preamble hereto.
“Borrower Materials” as defined in Section 5.1(o).
“Business Day” means (i) with respect to all matters except those addressed in clause (ii), any day, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state or jurisdiction are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, means any such day that is a Business Day described in clause

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(i) and that is also a day on which banks in the City of London are generally open for interbank or foreign exchange.
“Business Plan” as defined in Section 5.1(m).
“Canadian Subsidiary” means any Foreign Subsidiary organized under the laws of Canada or any province or territory thereof.
“Capital Expenditures” means, with respect to any Person, all expenditures that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the cash flows of such Person.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Capitalized Lease Obligation” means, as applied to any Person, any obligation incurred or arising out of or in connection with a Capital Lease.
“Cash” means money, currency or a credit balance in any Deposit Account.
“Cash Equivalents” means (i) Dollars or any foreign currency freely exchangeable into Dollars and, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the Ordinary Course, (ii) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million and whose long-term debt is rated at least “A-1” or the equivalent thereof by S&P or Moody’s, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in the immediately preceding clause, (v) commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing substantially all of their assets in securities of the types described in clauses (i) through (v) above, (vii) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P, (viii) in the case of any Foreign Subsidiary, instruments equivalent to those referred to above denominated in Euros or any other foreign currency that are comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States and (ix) money market funds as defined in Rule 2a-7 of the General Rules and Regulations as promulgated under the Investment Company Act of 1940.
“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit D.
“Change in Law” as defined in Section 2.16(a).

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“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of section 13(d) and 14(d) under the Exchange Act) shall have acquired beneficial ownership (as defined in Rule13d-3 under the Exchange Act), directly or indirectly, of thirty-five percent (35%) or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of the Borrower; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Borrower cease to be occupied by Persons who either (a) were members of the board of directors of the Borrower on the Closing Date or (b) were nominated for election by the board of directors of the Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iii) any “change of control” or similar event shall occur under the documents governing any Indebtedness incurred pursuant to Section 6.1(c), Section 6.1(g), Section 6.1(o) or any Permitted Refinancing Indebtedness with respect thereto, in each case, in an aggregate principal amount of not less than $20,000,000.
“Closing Date” means the date on which all conditions precedent set forth in Section 3.1 are satisfied or waived in accordance with the terms of this Agreement.
“Closing Date Certificate” means the Closing Date Certificate substantially in the form of Exhibit E.
“Code” means the United State Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and interests therein and proceeds and products thereof, whether now or hereafter acquired, in or upon which Liens are purported to be granted and/or confirmed pursuant to the Collateral Documents as security for the Obligations.
“Collateral Agent” as defined in the preamble hereto.
“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Landlord Consent and Estoppels, if any, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant and/or confirm to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.
“Collateral Questionnaire “ means a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal, real and mixed property of each Credit Party.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C.§ 1 et seq.), as amended from time to time.
“Common Stock” means the common stock of the Borrower, par value $0.001 per share.
“Communications” as defined in Section 5.1(l)(i).
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.
“Consolidated Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures of such Person and its Subsidiaries during such period determined on a consolidated basis.

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“Consolidated Current Assets” means, at any date of the determination, the total assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding the current portion of current and deferred income taxes, deferred debt expense and property held for sale so long as any future changes in the balance sheet values of such property held for sale are non-cash events, and the proceeds from the sale of such property is intended to be applied to prepay the Term Loans in accordance with Section 2.11(a).
“Consolidated Current Liabilities” means, at any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any long-term Debt, accruals of interest expense, and the current portion of current and deferred income taxes.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and any amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141.
“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. For purposes of clarifying the intention of the parties, the calculation of Consolidated Interest Expense shall be net of interest income and the effect of all interest rate Hedging Obligations.
“Consolidated Net Income “ means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that the following, without duplication, shall be excluded in determining Consolidated Net Income: (i) any net after-tax extraordinary or non-recurring gains, losses or expenses (less all fees and expenses relating thereto), (ii) the cumulative effect of changes in accounting principles, (iii) any fees and expenses incurred during such period in connection with the issuance or repayment of Indebtedness, any refinancing transaction or amendment or modification of any debt instrument, in each case, as permitted under this Agreement, and (iv) any cancellation of indebtedness income, including as a result of any assignments of Term Loans pursuant to Section 10.6(i); provided, further that, without duplication, (x) the net income for such period of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to such Person or a wholly-owned Subsidiary thereof in respect of such period (and if such net income is a loss it will be included only to the extent such loss has been funded with cash by such Person or a wholly-owned Subsidiary thereof in respect of such period), and (y) the net income (loss) for such period of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained and which is not expected by the Borrower to be obtained in the Ordinary Course) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders (other than a covenant in any loan agreement or similar agreement which restricts the payment of dividends or similar distributions upon the occurrence of or during the existence or continuance of a default or event of default), unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived and except that this clause (y) shall not apply to any Subsidiary that is also a Guarantor in the calculation of the Leverage Ratio or Senior Secured Leverage Ratio.

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“Consolidated Operational Restructuring Costs” means, with respect to any Person for any period, any restructuring or related impairment costs reflected in the income statement for such Person and its Subsidiaries resulting from the restructuring activities of such Person and its Subsidiaries.
“Consolidated Total Assets” of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP minus (a) any minority interest in any Person that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries at such date prepared in conformity with GAAP and (b) any Securities issued by such Person held as treasury securities.
“Consolidated Working Capital” means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.
“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contributing Guarantors” as defined in Section 7.2.
“Control Account” means a Securities Account that is the subject of an effective Securities Account Control Agreement and that is maintained by the Borrower or any other Credit Party with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.
“Conversion/Continuation Date” means the effective date of a continuation or conversion of a Term Loan, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Credit Party pursuant to Section 5.10.
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of this Agreement, the Intercreditor Agreement, the Collateral Documents, the Affiliate Subordination Agreement, the Fee Letters and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.
“Credit Extension” means the making of a Term Loan.
“Credit Party” means the Borrower and each Guarantor.

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“Debt” means, with respect to the Borrower, on a consolidated basis on any date, an amount equal to the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries on such date (to the extent such Indebtedness would be included as a liability on a balance sheet prepared in accordance with GAAP), (ii) the aggregate principal amount of all debt obligations of the Borrower and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) the aggregate amount of unreimbursed drawings (but excluding, for the avoidance of doubt, undrawn amounts) in respect of letters of credit (or similar facilities) issued for the account of the Borrower or any of its Subsidiaries and (iv) the aggregate amount of all guaranties of the Borrower and its Subsidiaries in respect of Indebtedness of third persons of the type described in preceding clauses (i) through (iii). For purposes of computing Debt, Indebtedness which is payable in any currency other than Dollars shall be converted into Dollars using the average of the foreign exchange rates quoted on each day during the most recently ended four Fiscal Quarters for which the Borrower’s financial statements are available by the source used by the Borrower to translate items appearing in its statement of income during such Fiscal Quarters.
“Default” means a condition or event that, after notice or expiry of an applicable grace period, or the making of any determination under the Credit Documents, or any combination of any of the foregoing, would constitute an Event of Default.
“Defaulting Lender” means, at any time, (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make a Term Loan or make any other payment due hereunder (each, a “funding obligation”), (unless the subject of a good faith dispute between the Borrower and such Lender), (ii) any Lender that has notified the Administrative Agent and the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, (iii) any Lender that has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement, (iv) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (unless the subject of a good faith dispute between the Borrower and such Lender) (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower and the Lenders; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to a Special Purpose Vehicle pursuant to Section 10.6(j).
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Deposit Account Bank” means a financial institution reasonably acceptable to the Collateral Agent.
“Deposit Account Control Agreement” means a letter agreement, in form and substance satisfactory to the Collateral Agent, executed by the relevant Credit Party, the Collateral Agent and the relevant Deposit Account Bank.
“Discount Range” as defined in the definition of “Dutch Auction”.

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“Disregarded Domestic Subsidiary” means any Domestic Subsidiary treated as a disregarded entity for U.S. federal income tax purposes and the sole assets of which are Capital Stock in one or more controlled foreign corporations within the meaning of section 957 of the Code.
“Documentation Agent” means Credit Suisse Securities (USA) LLC, in its capacity as the Documentation Agent.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower in order to purchase Term Loans in accordance with the following procedures or such other procedures as may be agreed to between Administrative Agent and the Borrower:
(a)    Notice Procedures. In connection with an Auction, the Borrower will provide notification to the Administrative Agent (for distribution to the applicable Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction.
(b)    Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Term Loans which must be in increments of $1,000,000 (the “Reply Amount”). A Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of the applicable Term Loans. Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment Agreement in a form reasonably acceptable to the Administrative Agent.
(c)    Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which the Borrower can complete the Auction at the Auction Amount; provided, that, in the event that the Reply Amounts are insufficient to allow the Borrower to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Borrower shall purchase the applicable Term Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided, that if

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the aggregate proceeds required to purchase all applicable Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than ten (10) Business Days from the date the Return Bid was due.
(d)    Additional Procedures. Once initiated by an Auction Notice, the Borrower may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.
“ECP” as defined in the definition of “Excluded Swap Obligation”.
“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) and (ii) any other Person (other than a natural person); provided, however, that neither the Borrower nor any Affiliate of the Borrower (other than an Affiliate Lender) shall be an Eligible Assignee, other than in respect of any assignment pursuant to Section 10.6(i) and provided, further, that no Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause, shall be an Eligible Assignee.
“Embargoed Person” as defined in Section 6.17.
“Employee Benefit Plan” means any “employee benefit plan” as defined in section 3(3) of ERISA which is or, within the preceding six years, was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws “ means any and all current or future foreign or domestic, federal, provincial or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Operating Facility.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is

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a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Code or ERISA.
“ERISA Event” means (i) a “reportable event” within the meaning of section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation under subsections .21, .22, .23, .27, .28, .29, .31 and .32); (ii) the failure to meet the minimum funding standard of or other requirements of section 412, 430 or 436 of the Code with respect to any Pension Plan (whether or not waived), the failure to meet the funding standards or other requirements of section 431 or 432 of the Code with respect to any Multiemployer Plan or the failure to make by its due date any required installment, contribution or premium payment to or in respect of any Pension Plan or Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to section 4041 (a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in section 4041 (c) of ERISA; (iv) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to section 4062(e) or 4069 of ERISA or by reason of the application of section 4212(c) of ERISA; (vii) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to section 4241 or 4245 of ERISA, or that is in endangered, seriously endangered or critical status pursuant to section 432 of the Code or that it intends to terminate or has terminated under section 4041A or 4042 of ERISA; or (viii) the imposition of a Lien pursuant to section 401 (a)(29) or 430 of the Code or pursuant to ERISA with respect to any Pension Plan.
“Event of Default” means each of the conditions or events set forth in Section 8.1.
“Excess Cash” means, commencing with Fiscal Year 2013, with respect to any period (provided that with respect to Fiscal Year 2013, such period shall commence on June 1, 2013 and end on December 31, 2013), the total of (A) the sum, without duplication, of (i) Adjusted EBITDA for such period plus (ii) the Consolidated Working Capital Adjustment (calculated, for this purpose, by excluding from Consolidated Current Liabilities, any amounts included in Consolidated Current Liabilities for such period that relate to Consolidated Operational Restructuring Costs) minus (B) the sum, without duplication, for such period of: (i) Consolidated Interest Expense paid in cash, (ii) cash tax expenses as described in clause (i) of the definition of “Adjusted EBITDA”, (iii) Consolidated Capital Expenditures (except to the extent (I) financed or refinanced with an incurrence of Indebtedness (other than with ABL Loans), (II) financed with insurance or condemnation proceeds, (III) financed with the cash proceeds from any Asset Sale or (IV) utilizing the

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Retained Amount) permitted under Section 6.8, (iv) Consolidated Operational Restructuring Costs, (v) cash payments of withholding taxes from proceeds of the repurchase, redemption or retention of Common Stock permitted under Section 6.5(c), (vi) scheduled amortization payments of Debt permitted under this Agreement and (vii) cash payments (other than the portion of any such payment made utilizing the Retained Amount) to fund the repurchase or redemption of principal of the Senior Notes pursuant to Section 6.5(d) to the extent made with internally generated funds.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each an “ECP”) at the time the Guaranty of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document:
(a)    any Taxes imposed on or measured by all or part of such Person’s net income or branch profits, (in each case, however denominated and whether worldwide, or only insofar as such income is, or branch profits are, considered to arise in or to relate to a particular jurisdiction, or otherwise) and franchise (and similar) Taxes imposed on it in lieu of net income taxes, by a jurisdiction in which that Person is organized or in which that Person’s applicable Principal Office (and/or, in the case of a Lender, its applicable lending office) is located, or with which that Person (and/or, in the case of a Lender, its applicable lending office) is deemed to have nexus, other than any such nexus arising from such Person having executed, delivered, or performed its obligations or received a payment under, or enforced this Agreement or any other Credit Document;
(b)    any U.S. withholding tax that is imposed pursuant to any law in effect at the time that such recipient becomes a party to this Agreement, changes its applicable lending office or changes its place of organization, except to the extent that (i) such Person’s assignor (if any) was entitled, immediately prior to the assignment, or such Person was entitled, immediately prior to the change in lending office or change of place of organization, to payments in respect of such Tax under Section 2.17(a) or (ii) such change in such Person’s applicable lending office or place of organization or such assignment is pursuant to the written request of any Credit Party or Section 2.20;
(c)    any U.S. withholding tax attributable to a recipient’s failure to comply with Section 2.17(c);
(d)    any United States federal withholding taxes imposed under FATCA;

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(e)    any U.S. federal backup withholding taxes imposed under section 3406 of the Code; and
(f)    any interest, additions to tax or penalties in respect of the foregoing.
“Executive Order” as defined in Section 4.23.
“Existing Credit Agreement” as defined in the recitals.
“Facility Increase” as defined in Section 2.21(a).
“Facility Increase Allowance” as defined in Section 2.21(a).
“Facility Increase Amendment” as defined in Section 2.21(c)(i).
“Facility Increase Effective Date” as defined in Section 2.21(c)(ii).
“Factoring Agreements” means agreements providing for the Borrower or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of the disposal to a third-party factor on a non-recourse basis, including those certain agreements set forth on Schedule 1.1(a) and provided to the Administrative Agent and its counsel, and all amendments, modifications, replacements, renewals and extensions thereof.
“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future Treasury regulations or other administrative guidance promulgated thereunder, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction which (in either case) facilitates the implementation of the preceding clause (a), or (c) any agreement entered into pursuant to the implementation of the preceding clauses (a) or (b) with the United States Internal Revenue Service, the U.S. Government or any governmental or taxation authority under any other jurisdiction.
“Fair Share” as defined in Section 7.2.
“Fair Share Contribution Amount” as defined in Section 7.2.
“Federal Funds Effective Rate” means, for any day, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1 / 100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means, collectively, any fee letter between the Borrower or any Credit Party on the one hand and any of the Agents or the Lead Arrangers on the other hand.
“Financial Assets” has the meaning specified in the UCC.

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“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or treasurer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens which are junior in priority (or, to the extent provided in the Intercreditor Agreement with respect to ABL Priority Collateral, senior in priority) to the Collateral Agent’s Lien on such Collateral.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.
“Flood Hazard Property” means any improved Real Estate Asset subject to a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, and located in whole or in part in an area designated by the Federal Emergency Management Agency or other Governmental Authority as having special flood or mud slide hazards.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Funding Guarantor” as defined in Section 7.2.
“Funding Notice” means a notice substantially in the form of Exhibit A-1.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, for the Borrower and its Subsidiaries, United States generally accepted accounting principles in effect as of the date of determination thereof.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means any federal, provincial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or any foreign entity or government.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Grantor” as defined in the Pledge and Security Agreement.
“Guaranteed Obligations” as defined in Section 7.1.
“Guarantor” means (i) with respect to the Obligations of each Credit Party other than the Borrower, the Borrower, (ii) each Guarantor listed in Schedule 1.1(b) and (iii) each other Domestic Subsidiary that becomes a party to the Guaranty.

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“Guarantor Subsidiary” means each Guarantor other than the Borrower.
“Guaranty” means the guaranty of each Guarantor set forth in Section 7 or any other guaranty which purports to guaranty all or a portion of the Obligations.
“Hazardous Materials” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos and polychlorinated biphenyls.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements entered into with a Lender Counterparty in the Borrower’s or any of its Subsidiaries’ Ordinary Course and not for speculative purposes and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices entered into with a Lender Counterparty in the Borrower’s or any of its Subsidiaries’ Ordinary Course and not for speculative purposes; provided that the obligations owing to a Lender or an Affiliate of a Lender in connection with applicable documents creating the Hedging Obligations entered into by such Lender or an Affiliate of such Lender during any period in which such Lender was a Defaulting Lender (and the Borrower has received notice of such determination by the Administrative Agent pursuant to the last sentence of the definition of “Defaulting Lender”) shall not be Hedging Obligations to the extent incurred or arising during such period.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non- usurious interest rate than applicable laws now allow.
“Historical Financial Statements” means, as of the Closing Date, (i) the audited financial statements of the Borrower and its Subsidiaries, for the immediately preceding Fiscal Year, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) the unaudited financial statements of the Borrower and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three , six or nine month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer or treasurer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002.

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“Immaterial Account” means any deposit, securities or investment account that is (i) exclusively a payroll account, (ii) a zero-balance account or (iii) an account having an average monthly balance of less than $1,500,000.
“Immaterial Subsidiary” means, subject to the proviso below, each direct or indirect Subsidiary of the Borrower designated as such by the Borrower to the Administrative Agent in writing that meets the criteria set forth in clauses (i) and (ii) below, in each case, as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.1: (i) such Subsidiary has operations that generated Adjusted EBITDA not exceeding $1,000,000 for the most recently completed Fiscal Year and (ii) such Subsidiary had total assets as of the end of the most recently completed Fiscal Year the aggregate value of which was equal to or less than one percent (1.0%) of the Consolidated Total Assets of the Borrower and its Subsidiaries, taken as a whole; provided, however, that at no time shall (x) the aggregate total amount of Adjusted EBITDA generated by all Immaterial Subsidiaries for the most recently completed Fiscal Year exceed $5,000,000 or (y) the aggregate value of the total assets of all Immaterial Subsidiaries as of the end of the most recently completed Fiscal Year exceed five percent (5.0%) of the Consolidated Total Assets of the Borrower and its Subsidiaries, taken as a whole; in each case, calculated on a consolidated basis in accordance with GAAP on the basis of the financial information most recently delivered to the Administrative Agent by the Borrower pursuant to Section 5.1. Notwithstanding the foregoing, for the purposes of Sections 8.1(f) and (g), no Guarantor (for so long as its Guaranty is in effect) shall be considered an Immaterial Subsidiary.
“Increased Cost Lenders” as defined in Section 2.20.
“Indebtedness” means, with respect to any Person, the principal and premium (if any) of any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, other than (A) trade payables incurred in the Ordinary Course, (B) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (C) liabilities associated with customer prepayments and deposits, (iv) in respect of Capitalized Lease Obligations, (v) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that any obligation constituting Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (vi) Attributable Indebtedness or (vii) representing any Hedging Obligations. To the extent not otherwise included, Indebtedness shall include (a) any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the Ordinary Course), and (b) Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person.
Notwithstanding the foregoing, any obligation of such Person or any of its Subsidiaries in respect of (x) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the Ordinary Course, and (y) account credits to participants under any compensation plan, shall be deemed not to constitute Indebtedness.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including

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the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, provincial, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws and including any fees or expenses resulting from changes in laws in effect on the date of this Agreement), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make a Credit Extension or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any of its Subsidiaries.
“Indemnified Taxes” as defined in Section 2.17(a).
“Indemnitee” as defined in Section 10.3.
“Information” as defined in Section 10.17.
“Initial Business Plan” means the Business Plan of the Borrower and its Subsidiaries delivered prior to the Closing Date to the Administrative Agent.
“Initial Term Loan” means a term loan made in Dollars by a Lender to the Borrower pursuant to Section 2.1.
“Initial Term Loan Amount” means the principal amount of the Initial Term Loan made by a Lender on the Closing Date. The “Initial Term Loan Amount” of each Lender, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement. The aggregate amount of the Initial Term Loan Amounts of all of the Lenders as of the Closing Date is $200,000,000.
“Intercompany Borrower” as defined in Section 6.1(q).
“Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit L, among the Collateral Agent and the ABL Agent and acknowledged by the Borrower and the other Credit Parties.
“Interest Payment Date” means (i) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such LIBOR Loan, provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period, (ii) with respect to any ABR Loan, each Reference Day, commencing on the first Reference Day following the making of such ABR Loan or conversion from a LIBOR Loan to an ABR Loan, and (iii) if any Term Loan bears interest at the Replacement Rate, then the Interest Payment Date shall be each Reference Day, commencing on the first Reference Day following the making of such Term Loan, and the date on which such Term Loan is converted to a Term Loan bearing interest at the LIBOR Rate.

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“Interest Period” means, in connection with a LIBOR Loan, an interest period of one, three or six months, as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (b) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Term Loan Maturity Date; and (c) all Interest Periods having the same commencing date and expiration date shall be considered one Interest Period.
“Interest Rate Determination Date” means, with respect to any Interest Period the date that is two Business Days prior to the first day of such Interest Period.
“Investment” means (i) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.
“Italia SpA” means Xerium Italia SpA, an Italian società per azioni.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.
“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit I with such amendments or modifications thereto (or such other form) as may be approved by the Collateral Agent.
“Lead Arrangers” means Jefferies Finance LLC and Credit Suisse Securities (USA) LLC in their respective capacities as joint lead arrangers and joint bookrunners.
“Leasehold Property” means any leasehold or subleasehold interest of any Credit Party as lessee or sublessee, respectively, under any lease or sublease of real property, other than any such leasehold or subleasehold interest designated from time to time by the Collateral Agent in its sole discretion as not being required to be included in the Collateral.

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“Lender” means each financial institution listed on Appendix A and any other Person that becomes a Lender party hereto pursuant to an Assignment Agreement or Section 2.21.
“Lender Counterparty” means the Administrative Agent, each Lender, or any Affiliate of the Administrative Agent or a Lender, counterparty to the applicable documentation creating Hedging Obligations (including any Person who was the Administrative Agent or a Lender (or any Affiliate thereof) at the time of entering into the applicable documentation creating Hedging Obligations, even if such Person (or its Affiliate, as the case may be) subsequently ceases to be the Administrative Agent or a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with the Collateral Agent, in each case so long as (i) the Borrower has notified the Administrative Agent in writing that, for purposes of the Credit Documents, such Hedging Obligations are to be secured by the Collateral on a pari passu basis with the Collateral securing the Obligations and (ii) that the Borrower shall not have designated such Lender Counterparty as a “Lender Counterparty” (or similar defined term) under the ABL Credit Documents.
“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor, or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
“Leverage Ratio” means, with respect to the Borrower on any date, the ratio of (a) the remainder of (I) the Debt of the Borrower and its Subsidiaries as of such date minus (II) the aggregate amount of Unrestricted Cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries on such date to (b) the Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four consecutive Fiscal Quarters ending on such date (or if such date is not the last day of a Fiscal Quarter of the Borrower, for the period of four consecutive Fiscal Quarters most recently ended).
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, LIBOR shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if Reuters Screen LIBOR01 Page shall at any time no longer exist, “LIBOR” shall mean, with respect to each day during each Interest Period pertaining to borrowings comprised of LIBOR Loans, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such borrowing comprised of LIBOR Loans to be outstanding during such Interest Period.  “Reuters Screen LIBOR01 Page” shall mean the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

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“LIBOR Loan” means a Term Loan or any portion thereof bearing interest by reference to the LIBOR Rate.
“LIBOR Rate” means, with respect to any borrowing comprised of LIBOR Loans for any Interest Period, the greater of (a) (x) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to LIBOR for such borrowing comprised of LIBOR Loans in effect for such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such borrowing comprised of LIBOR Loans for such Interest Period and (b) 1.25% per annum.
“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Loan Modification Agreement” as defined in Section 10.5(f).
“Loan Modification Offer” as defined in Section 10.5(f).
“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Material Adverse Effect” means any effect, event, matter or circumstance which is materially adverse to: (a) the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform the Obligations in accordance with the terms of the Credit Documents or (c) the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents, taken as a whole.
“Material Contract” means any Senior Note Document, any ABL Credit Document or any contract or other arrangement to which the Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Material Non-Public Information” means information which is (a) not publicly available and (b) material with respect to the Borrower and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws.
“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the terms of the lease or sublease are less than $500,000 per annum (unless such lease or sublease is a ground lease), in each case located in the United States.
“Maximum Consolidated Capital Expenditures” as defined in Section 6.8.
“Minimum Liquidity Condition” means that the sum of (I) the aggregate amount of all Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries at such time plus (II) the aggregate amount of unutilized commitments (but only to the extent that such unutilized commitments may be borrowed) under the ABL Credit Agreement at such time shall equal or exceed $10,000,000.

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“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means a Mortgage substantially in the form of Exhibit H, with such changes thereto (or such other form) as may be acceptable to the Collateral Agent in its reasonable discretion.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in section 3(37) or 4001(a)(3) of ERISA.
“National Flood Insurance Program” means the program created by the United States
Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of
1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in
each case as amended from time to time, and any successor statutes.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs (including, without limitation, reasonable transaction costs) incurred in connection with such Asset Sale, including (a) Taxes payable by the seller directly as a result of any gain recognized in or otherwise directly resulting from such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans and any ABL Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by the Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder (excluding proceeds of business interruption insurance) or (b) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.
“New Term Loan Amount” means the principal amount of the New Term Loans made by a Lender on the applicable Facility Increase Effective Date as set forth in the applicable Facility Increase Amendment.
“New Term Loan Lender” means a Lender having a New Term Loan at such time.
“New Term Loans” as defined in Section 2.21(a).
“No Undisclosed Information Representation” by a Person means a representation that such Person is not in possession of any material non-public information with respect to the Borrower or any of its Subsidiaries that has not been disclosed to the Lenders generally (other than those Lenders who have elected to not receive any non-public information with respect to the Borrower or any of its Subsidiaries),

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and if so disclosed could reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Loan, or the decision of an assigning Lender to sell, or of an assignee to purchase, such Term Loan.
“Non-Consenting Lender” as defined in Section 2.20.
“Non-U.S. Lender” as defined in Section 2.17(c).
“Non-U.S. Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Notice” means a Funding Notice or a Conversion/Continuation Notice.
“Obligations” means all obligations of every nature of a Credit Party from time to time owed to the Agents (including former Agents), the Lenders, or any of them, any Lender Counterparties, including Hedging Obligations, under any Credit Document or the applicable documents creating the Hedging Obligations (including, without limitation, with respect to Hedging Obligations, obligations owed to any person who was the Administrative Agent, a Lender or an Affiliate of the Administrative Agent, a Lender at the time such Hedging Obligation was incurred), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedging Obligations, fees, expenses, indemnification or otherwise; provided, however, the term “Obligations” shall not include any Excluded Swap Obligations.
“Obligee Guarantor” as defined in Section 7.7.
“OFAC” as defined in Section 4.23.
“Officer’s Certificate” means a certificate signed on behalf of the Borrower by the chief executive officer, the chief financial officer, the treasurer or the chief accounting officer of the Borrower.
“Operating Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.
“Ordinary Course” means ordinary course of business or ordinary trade activities that are customary, typical and carried out in a manner consistent with past practice.
“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization (or its equivalent organizational documents), as amended, and its bylaws (or its equivalent organizational documents), as amended, with respect to any limited partnership, its certificate of limited partnership (or its equivalent organizational documents), as amended, and its partnership agreement (or its equivalent organizational documents), as amended, and (iii) with respect to any limited liability company, its articles of organization (or its equivalent organizational documents), as amended, and its operating agreement (or its equivalent organizational documents), as amended. In the event any term or

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condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other List” as defined in Section 6.17.
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant Register” as defined in Section 10.6(g).
“Patriot Act” as defined in Section 10.21.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to section 412 of the Code or section 302 of ERISA which is or, within the preceding six years, was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any of its Subsidiaries or any of its ERISA Affiliates.
“Permitted Acquisition” means any acquisition by the Borrower or any of its wholly owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or substantially all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,
(i)    immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(ii)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
(iii)    in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition shall be owned (directly or indirectly) 100% by the Borrower or a Guarantor Subsidiary thereof; provided that the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Borrower (or such later date as may be specified in Section 5.11), each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;
(iv)    the Borrower and its Subsidiaries shall be in compliance with a Leverage Ratio that does not exceed 5.00:1.00 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined pursuant to Section 1.4);
(v)    there are no material contingent liabilities (including, without limitation, Environmental Claims, but excluding for this purpose Ordinary Course Tax liabilities) relating to the company or business acquired;

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(vi)    any Person or assets or division as acquired in accordance herewith (x) shall be in the same business or lines of business in which the Borrower and/or any of its Subsidiaries are engaged as of the Closing Date or which are permitted by Section 6.13; and
(vii)    the Borrower shall have delivered to the Administrative Agent at least five (5) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with clause (iv) above.
“Permitted Amendments” as defined in Section 10.5(f).
“Permitted Joint Venture” means a Person: (a) that is a corporation, limited liability company, joint venture or similar limited liability legal entity hereafter formed or entered into by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person; (b) that is not a strategic alliance formed or entered into by the Borrower or any of its Subsidiaries with any other Person for the purposes of joint research, product development, marketing, or other similar purposes that does not create a Person; and (c) that does not own any Capital Stock in a Credit Party nor at any time itself has been a Credit Party.
“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.
“Permitted Refinancing Indebtedness” as defined in Section 6.1(p).
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” as defined in Section 9.10.
“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by each Credit Party substantially in the form of Exhibit G, as may be amended, supplemented or otherwise modified from time to time.
“Prime Rate” means, for any day, the prime rate published in The Wall Street Journal for such day; provided, that if The Wall Street Journal ceases to publish such rate of interest for any reason, “Prime Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates)(the Prime Rate not being intended to be the lowest rate of interest charged by Jefferies Finance LLC in connection with extensions of credit to debtors).
“Principal Office” means, for the Administrative Agent, the “Principal Office” as set forth on Appendix B, or such other office as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender.

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“Pro Rata Share” means, with respect to all payments, computations and other matters relating to any Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.
“Public Lenders” means Lenders that do not wish to receive Material Non-Public Information.
“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an ECP at such time by entering into a keepwell under Section 1(a)(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate Asset” means, at any time of determination, any right, title and interest (fee, leasehold or otherwise) then owned in fee, leasehold or otherwise held by any Credit Party in any real property.
“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent.
“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third party purchasers and encumbrancers of the affected real property.
“Reference Day” means each date that is three months, or an integral multiple thereof, after the Closing Date; provided, that, if any such date is not a Business Day, then the Reference Day shall be the next succeeding Business Day unless such next succeeding Business Day falls in the following calendar month, in which event the Reference Day shall be immediately preceding Business Day.
“Refinancing” as defined in the recitals.
“Register” as defined in Section 2.4(b).
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

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“Relevant Interbank Market” means the London interbank market.
“Replacement Lender” as defined in Section 2.20.
“Replacement Rate” means the lesser of (i) the Alternate Base Rate in effect from time to time and (ii) the rate determined by the Administrative Agent as soon as practicable and in any event no later than 11:00 a.m. (New York City time) on the date that interest is due to be paid in respect of the applicable Interest Period to be that interest rate which expresses as a percentage rate per annum the cost to a Lender of funding its participation in the applicable Term Loan from whatever source the Administrative Agent may reasonably select.
“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by the Borrower or any of its Subsidiaries of any Debt having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices (and with any upfront fees or “original issue discount” being equated to interest rate margins based on an assumed four year life to maturity), after giving effect to, among other factors, margin, interest rate floors, upfront or similar fee or “original issue discount” shared with all lenders of such loans or Term Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith, as the case may be, and without taking into account any fluctuations in the LIBOR Rate) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans but excluding, in any such case, any prepayment or refinancing of Term Loans in connection with any Change of Control transaction.
“Required Prepayment Date” as defined in Section 2.12(c).
“Requirement of Law” means, with respect to any Person, the common law and all federal, state, provincial, local and foreign laws, rules and regulations, orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the foregoing shall not apply to non-binding recommendations or guidance of any Governmental Authority.
“Requisite Lenders” means, collectively (but subject to Section 10.5(e)), one or more Lenders having or holding Term Loans and representing more than 50.0% of the sum of the aggregate principal amount of Term Loans of all Lenders.
“Restricted” means, when referring to Cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such Cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to the Credit Documents, the ABL Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than (x) the Collateral Agent for the benefit of the Secured Parties or (y) to the extent subject to the Intercreditor Agreement, the ABL Agent for the benefit of the secured parties under the ABL Credit Documents or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.
“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, (whether in cash, securities or other property) on account of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or

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other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except any payment made solely in shares of that class of stock to the holders of that class; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment or prepayment of principal of or premium, if any, on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness incurred pursuant to Section 6.1(c) or Section 6.1(o), excluding, in respect of this clause (iv), any Permitted Refinancing Indebtedness with respect thereto and payments in kind.
“Retained Amount” means, at any time, during any current Fiscal Year, commencing with Fiscal Year 2014:
(i)    the amount of Excess Cash for the previous Fiscal Year, minus
(ii)    an amount equal to the product of (A) the sum of the aggregate principal amount of all voluntary prepayments of the Term Loans made during such previous Fiscal Year pursuant to Section 2.10, the aggregate principal amount of all voluntary prepayments of ABL Loans in accordance with the ABL Credit Agreement which are accompanied by a permanent reduction of the ABL Facility made during such Fiscal Year and the aggregate amount of cash expended to purchase principal of Term Loans pursuant to Section 10.06(j) during such Fiscal Year, in each case, to the extent financed with internally generated funds multiplied by (B) the remainder of 100% minus the Applicable EC Percentage for such Fiscal Year, minus
(iii)    the amount of all Restricted Payments made under Section 6.5(d)(ii) during such current Fiscal Year, the amount of all Investments made under Section 6.7(b)(iii)(B) or Section 6.7(k)(ii) during such current Fiscal Year and the amount of all Consolidated Capital Expenditures made under Section 6.8 during such current Fiscal Year to the extent utilizing the Retained Amount.
“Roll-Over Amount” as defined in Section 6.8.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies.
“Sale and Lease Back Transaction” as defined in Section 6.11.
“Scheduled Term Loan Maturity Date” means the date that is six (6) years after the Closing Date; provided, however, in the event that any Senior Notes remain outstanding on March 16, 2018, then the Scheduled Term Loan Maturity Date instead shall be such date.
“SDN List” as defined in Section 6.17.
“Secured Parties” has the meaning assigned to that term in the Collateral Documents.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or

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participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Account” has the meaning specified in the UCC.
“Securities Account Control Agreement” means a letter agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed by the relevant Credit Party, the Collateral Agent and the relevant Securities Intermediary.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securities Intermediary” has the meaning specified in the UCC.
“Senior Notes” means the Borrower’s 8.875% senior unsecured notes due 2018 issued pursuant to the Senior Notes Indenture.
“Senior Notes Documents” means the Senior Notes, the Senior Notes Indenture and any other indenture and/or other agreement governing the Senior Notes and all documentation delivered pursuant thereto.
“Senior Notes Indenture” means the Indenture, dated as of May 26, 2011, by and among the Borrower, certain Subsidiaries of the Borrower, as guarantors, and U.S. Bank National Association, as trustee, governing the Senior Notes.
“Senior Secured Debt” means, with respect to the Borrower, on a consolidated basis on any date, the actual outstanding amount of Debt that is secured by a Lien on any asset or property of the Borrower or any of its Subsidiaries.
“Senior Secured Leverage Ratio” means, with respect to the Borrower on any date, the ratio of (A) the remainder of (I) Senior Secured Debt of the Borrower and its Subsidiaries as of such date minus (II) the aggregate amount of Unrestricted Cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries on such date to (B) the Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four consecutive Fiscal Quarters ending on such date (or if such date is not the last day of a Fiscal Quarter of the Borrower, for the period of four consecutive Fiscal Quarters most recently ended).
“Solvency Certificate” means a Solvency Certificate of the chief financial officer or treasurer of the Borrower substantially in the form of Exhibit L.
“Solvent” means, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Initial Business Plan or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances and by the laws of the jurisdiction where such Credit Party is incorporated, formed or organized. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that

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can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Special Purpose Vehicle” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.
“Statutory Reserves” means, for any day during any Interest Period for any borrowing comprised of LIBOR Loans, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under regulations issued from time to time (including Regulation D) by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against Eurocurrency funding liabilities (currently referred to as “Eurocurrency liabilities” (as such term is used in Regulation D))).  Borrowings comprised of LIBOR Loans shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
“Subject Transaction” as defined in Section 1.4.
“Subordinated Debt” means any unsecured subordinated Debt of any Credit Party which meets the requirements of Section 6.1(c), other than Debt incurred by a Credit Party, or for which a Credit Party could remain liable, in accordance with Section 6.1(b).
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that each Permitted Joint Venture shall be deemed not to be a Subsidiary of the Borrower or its Subsidiaries for all purposes under this Agreement and the other Credit Documents. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.
“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any swap agreement to the extent that such swap agreement constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, whether disputed or not, including any interest, penalties or additions thereto and any installments in respect thereof.
“Term Loan” means (i) the Initial Term Loans made by the Lenders to the Borrower on the Closing Date and (ii) any Additional Term Loan or New Term Loan made in Dollars to the Borrower pursuant to Section 2.21.

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“Term Loan Exposure” means, with respect to any Lender and any Tranche of Term Loans of such Lender, as of any date of determination, the outstanding principal amount of such Tranche of Term Loans of such Lender.
“Term Loan Maturity Date” means the earlier of (i) Scheduled Term Loan Maturity Date, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term Loan Priority Collateral” has the meaning assigned to that term in the Intercreditor Agreement.
“Terminated Lender” as defined in Section 2.20.
“Title Policy” means an ALTA mortgage title insurance policy or an unconditional commitment therefor issued by one or more title companies reasonably satisfactory to the Collateral Agent.
“Tranche” means, when used with respect to Term Loans, refers to whether such Term Loans are (i) Initial Term Loans, (ii) New Term Loans with the same terms and conditions made on the same day or (iii) Term Loans extended pursuant to Section 10.5(f).
“Transactions” means, collectively, (a) the transactions to occur pursuant to the Credit Documents, including (i) the execution and delivery of the Credit Documents and the initial borrowings hereunder and (ii) the Refinancing and (b) the execution and delivery of the ABL Credit Documents.
“Treasury Regulations” means the United Stated federal income tax regulations promulgated under the Code.
“Type of Term Loan” or “Type of Initial Term Loan” means a LIBOR Loan or an ABR Loan.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Unrestricted” means, when referring to Cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.
“Waivable Mandatory Prepayment” as defined in Section 2.12(c).
“Xerium Brazil Tax Assessment” means the proposed income tax assessment by the Federal Revenue Department of the Ministry of Finance of Brazil against Xerium Technologies Brasil Industria e Comercio S.A., a Brazilian indirect subsidiary of the Borrower, originally totaling approximately $41,800,000 in taxes, penalties and interest (subject to currency exchange rates).
1.2    Accounting Terms.
(a)    Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of the Leverage Ratio and the Senior Secured Leverage Ratio shall be made, without giving effect to any election under

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Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value.”
(b)    If at any time any change in GAAP or conversion to IFRS (including without limitation modifications to or issuance of accounting standards under GAAP which create material changes to the financial statements such as the proposed lease accounting guidance and conversion to IFRS as described below) would affect the computation of any ratio, basket, covenant or requirement set forth in any Credit Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such covenant to preserve the original intent thereof in light of such change in GAAP or conversion to IFRS; provided that, until so amended, (i) such ratio, basket, covenant or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein or such conversion to IFRS and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation (which shall be required to be provided only once) in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in GAAP (or such conversion to IFRS). If the Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).
(c)    Notwithstanding anything to the contrary contained in clause (a) above or the definition of Capitalized Lease Obligations, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capitalized Lease Obligations on the date hereof shall be considered Capitalized Lease Obligations and all calculations and deliverables under this Agreement or any other Credit Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).
1.3    Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Except as otherwise expressly provided herein, all references herein to the time of day shall mean the time in New York, New York.
1.4    Certain Calculations.
(i)With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with any financial ratios set forth in this Agreement, Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including (x) pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and identifiable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges and applicable interest expense shall be calculated with respect to such period on a pro rata basis, which pro forma adjustments shall be certified by the chief financial officer or treasurer of the Borrower

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and (y) such other adjustments not addressed in preceding clause (x) in an aggregate amount not to exceed 10% of the Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four most recent consecutive Fiscal Quarters for which financial statements have been delivered in accordance with Section 5.1 (calculated without giving any effect to pro forma adjustments in accordance with the foregoing clause (x) or this clause (y)) that are acceptable to the Administrative Agent) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).
(ii)Whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
SECTION 2.TERM LOANS
2.1    Initial Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make an Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Term Lender’s Initial Term Loan Amount.
Any Term Loan repaid or prepaid may not be reborrowed. Subject to Sections 2.10 and 2.11, all amounts owed hereunder with respect to all Term Loans shall be paid in full no later than the Term Loan Maturity Date.
2.2    Pro Rata Shares; Availability of Funds.
(a)    Pro Rata Shares. All Term Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder.
(b)    Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Term Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the rate payable by the Borrower hereunder for the respective Term Loans. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for the respective Term Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder to make its respective Term Loans or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

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2.3    Use of Proceeds. The proceeds of the Term Loans shall be applied by the Borrower as follows: (a) the proceeds of the Initial Term Loans shall be applied on the Closing Date to finance, in part, the Refinancing, including through the making of intercompany loans, including but not limited to intercompany loans described under Schedule 2.3, to certain Foreign Subsidiaries of the Borrower and (b) the proceeds of any Additional Term Loans or New Term Loans, in each case, made after the Closing Date shall be applied by the Borrower for working capital and general corporate purposes of the Borrower and its Subsidiaries and to pay fees and expenses hereunder; provided, that in no event will the proceeds of Term Loans be used for the purposes of prepayments of the Term Loans as permitted under Section 2.10 or repurchases of the Term Loans as permitted under Section 10.6(i). No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
2.4    Evidence of Debt; Register; Lenders’ Books and Records; Promissory Notes.
(a)    Lenders’ Evidence of Debt. Each Lender may maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. In addition, each Lender having sold a participation in any of its Obligations or having identified a Special Purpose Vehicle as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 10.1 a record of ownership in which such Lender shall register by book entry (i) the name and address of each such participant and Special Purpose Vehicle (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interests or obligation of each such participant and Special Purpose Vehicle in any Obligation and in any right to receive payment hereunder.
(b)    Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and Term Loans of each Lender from time to time (the “Register”). The Administrative Agent may record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any Term Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.” The Register shall be made available for inspection by the Borrower and any Lender (but only in respect of the entries of such Lender’s Term Loans) at any reasonable time and from time to time upon reasonable notice.
(c)    Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a promissory note or promissory notes, in a form reasonably acceptable to the Administrative Agent and the Borrower, to evidence such Lender’s Term Loans .
2.5    Interest on Loans.
(a)    Except as otherwise set forth herein, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

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(i)    if a LIBOR Loan, at the LIBOR Rate plus the Applicable Margin; or
(ii)    if an ABR Loan, at the Alternate Base Rate plus the Applicable Margin.
(b)    The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any LIBOR Loan, shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Term Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then such Term Loan will automatically convert into an ABR Loan.
(c)    In connection with LIBOR Loans there shall be no more than six (6) Interest Periods in the aggregate outstanding at any time (or such greater number as may be acceptable to the Administrative Agent). In the event the Borrower fails to specify for any Term Loan between an ABR Loan or a LIBOR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Term Loan (if outstanding as a LIBOR Loan) will be automatically continued as a LIBOR Loan with an Interest Period of one month beginning on the last day of the then-current Interest Period for such Term Loan), or (if outstanding as an ABR Loan) will be automatically continued as an ABR Loan, or (if not then outstanding) will be automatically made as a LIBOR Loan with an Interest Period of one month. In the event the Borrower fails to specify an Interest Period for any LIBOR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.
(d)    Interest payable pursuant to Section 2.5(a) and any other interest, commission or fee accruing under a Credit Document (other than interest payable pursuant to Section 2.5 (a)(ii) when determined by reference to clause (a) of the definition of “Alternate Base Rate”) will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days. Interest payable pursuant to Section 2.5(a)(ii) will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 or 366 days, as appropriate, when determined by reference to clause (a) of the definition of “Alternate Base Rate”, and a year of 360 days at all other times. The rates of interest hereunder are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation hereunder.
(e)    Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Term Loan; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity, and on the Term Loan Maturity Date.
2.6    Conversion/Continuation.
(a)    Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:
(i)    to convert at any time all or any part of any Term Loan equal to $1,000,000 and integral multiples of $250,000 in excess of that amount from one Type of Term Loan to another Type of Term Loan; provided, a LIBOR Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Loan unless the Borrower shall pay all amounts due under Section 2.15(c) in connection with any such conversion; or

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(ii)    upon the expiration of any Interest Period applicable to any LIBOR Loan to continue all or any portion of such Term Loan equal to $1,000,000 and integral multiples of $250,000 in excess of that amount as a LIBOR Loan.
(b)    The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 4:00 P.M. (New York City time) one Business Day in advance of the proposed conversion date (in the case of a conversion to an ABR Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a LIBOR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Loans (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.
(c)    Notwithstanding anything to the contrary in the foregoing, (i) no conversion in whole or in part to a LIBOR Loan shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing and (ii) no continuation of, or conversion into, a LIBOR Loan shall be permitted at any time if such conversion or continuation would violate any provision of Section 2.12 or 2.13.
(d)    If a Default or an Event of Default shall have occurred and be continuing, LIBOR Loans shall automatically convert to ABR Loans upon the expiration of the Interest Period applicable thereto.
2.7    Default Interest. Notwithstanding anything to the contrary in Section 2.6, upon the occurrence and during the continuance of an Event of Default under any of Section 8.1(a), 8.1(f) or 8.1(g), the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees or other amounts owed hereunder shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand, at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Term Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for ABR Loans). Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
2.8    Fees. The Borrower agrees to pay to the Lenders, the Agents and the Lead Arrangers such fees in the amounts and at the times separately agreed upon in the Fee Letters.
2.9    Scheduled Payments. The Borrower shall (i) make principal payments on its respective Initial Term Loans in quarterly installments payable on each Reference Day, commencing on the first Reference Day following the Closing Date and continuing to the Term Loan Maturity Date, each in an amount equal to 0.25% of the amount of the Initial Term Loans made on the Closing Date and (ii) pay the entire unpaid principal amount of the Initial Term Loans on the Term Loan Maturity Date. All scheduled payments required to be made pursuant to this Section 2.9 shall be applied in accordance with Section 2.12(d).
2.10    Voluntary Prepayments.
(a)    Subject to Section 2.12(e), any time and from time to time, the Borrower may prepay any Term Loans on any Business Day in whole or in part in an aggregate minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.
(b)    All such prepayments shall be made upon not less than three (3) Business Days’ prior written or telephonic notice (in the case of LIBOR Loans) or upon not less than one Business Days’ prior written or telephonic

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notice (in the case of ABR Loans), in each case given to the Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.12(a).
2.11    Mandatory Prepayments.
(a)    Asset Sales. No later than the tenth (10th) Business Day following the date of receipt by the Borrower or any of its Subsidiaries of aggregate Net Asset Sale Proceeds in excess of $1,500,000, the Borrower shall prepay the Term Loans, which prepayment shall be applied as set forth in Section 2.12(b), in an amount equal to 100% of such Net Asset Sale Proceeds; provided that, with respect to the sale of any ABL Priority Collateral, the Net Asset Sale Proceeds therefrom shall first be applied as, and to the extent, required by the ABL Credit Agreement; provided further, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, directly or through one or more of their respective Subsidiaries, to invest the Net Asset Sale Proceeds of Asset Sales consummated after the Closing Date, in one transaction or a series of transactions, in long term productive assets of the general type used in the business of the Borrower and its Subsidiaries, which assets need not be of the same type as the assets sold or otherwise disposed of to generate such Net Asset Sale Proceeds, within the period ending on the later of (i) three hundred and sixty five (365) days after receipt of such Net Asset Sale Proceeds or (ii) if the Borrower, directly or through one or more of its Subsidiaries, enters into a legally binding commitment to invest such Net Asset Sale Proceeds in such assets within such 365-day period, one hundred eighty (180) days after such commitment. In the event that ABL Priority Collateral and Term Loan Priority Collateral are disposed of in a single Asset Sale or series of related Asset Sales in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Term Loan Priority Collateral, on the other hand, including in connection with or as a result of the sale by the Borrower or any of its Subsidiaries of the Capital Stock of any Subsidiary of the Borrower that owns assets constituting ABL Priority Collateral or Term Loan Priority Collateral, then, subject to the Intercreditor Agreement, solely for purposes of this Section 2.11(a), the portion of aggregate sales price deemed to be proceeds from the ABL Priority Collateral, on the one hand, and the Term Loan Priority Collateral, on the other hand, shall be allocated to the ABL Priority Collateral or the Term Loan Priority Collateral in accordance with their respective fair market value as determined in good faith by the Borrower (provided, in any event, the portion thereof allocated to the ABL Priority Collateral shall not be less than the value thereof that such assets contribute to the ABL Borrowing Base).
(b)    Insurance/Condemnation Proceeds. No later than the tenth (10th) Business Day following the date of receipt by the Borrower or any of its Subsidiaries, or the Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds (but not including the first $3,000,000 of Net Insurance/Condemnation Proceeds in the aggregate received after the Closing Date), the Borrower shall prepay the Term Loans, which prepayment shall be applied as set forth in Section 2.12(b), in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (x) with respect to any Net Insurance/Condemnation Proceeds from any ABL Priority Collateral, such proceeds shall first be applied as, and to the extent, required by the ABL Credit Agreement, and (y) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds in the acquisition of long term productive assets of the general type used in the business of the Borrower and its Subsidiaries, which assets need not be the same as the assets lost or damaged and which Net Insurance/Condemnation Proceeds may, but need not, be invested in the repair, restoration or replacement of the applicable assets thereof, within the period ending on the later of (i) three hundred and sixty five (365) days after receipt of such Net Insurance/Condemnation Proceeds or (ii) if the Borrower, directly or through one or more of its Subsidiaries, enters into a legally binding commitment to invest such Net Asset Sale Proceeds in such assets within such 365-day period, one hundred eighty (180) days after such commitment.
(c)    Issuance of Debt. No later than the tenth (10th) Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of the Borrower or any of its Subsidiaries not permitted pursuant to Section 6.1, the Borrower shall prepay the Term Loans, which prepayment shall be applied as set forth in Section 2.12(b), in an aggregate amount equal to 100% of such proceeds,

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net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, plus the amount of any premium payable pursuant to Section 2.12(e).
(d)    Excess Cash. In the event that there shall be Excess Cash for any Fiscal Year (commencing with Fiscal Year 2013), the Borrower shall, no later than the later of (x) five (5) days after the financial statements are delivered for such Fiscal Year in accordance with Section 5.1 and (y) ninety (90) days after the end of such Fiscal Year, prepay the Term Loans, which prepayment shall be applied as set forth in Section 2.12(b), in an aggregate amount equal to the remainder of (i) 50% of such Excess Cash for such Fiscal Year minus (ii) the amount of voluntary prepayments of the Term Loan during such Fiscal Year pursuant to Section 2.10 and the amount of voluntary prepayments of ABL Loans in accordance with the ABL Credit Agreement which are accompanied by a permanent reduction of the commitments in respect of such loans during such Fiscal Year, in each case, to the extent that such voluntary prepayments are made with internally generated funds, but in any event excluding any repurchases of the Term Loans pursuant to Section 10.6(i); provided, that such percentage in clause (i) above shall be reduced to 25% or 0% if the Leverage Ratio as of the last day of the immediately preceding Fiscal Year was less than 3.25:1.00 or 2.25:1.00, respectively (such percentage in clause (i), as it may be reduced from time to time pursuant to this proviso, the “Applicable EC Percentage”).
(e)    Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to Sections 2.11(a) through 2.11(d), the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds, Excess Cash or Applicable EC Percentage, as the case may be; provided, if such officer’s certificate is subsequently determined to be inaccurate, such Authorized Officer (or such Authorized Officer’s successor) must deliver a new certificate setting forth in detail the adjustments necessary to make the prior certificate accurate in all respects. In the event that the Borrower shall subsequently determine that the actual amount exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent the certificate as set forth above in this Section 2.11(e).
(f)    Notification of Mandatory Prepayment. The Borrower shall notify the Administrative Agent of the amount and date of any mandatory prepayment not less than five (5) Business Days prior to the date of such mandatory prepayment, in accordance with Section 2.15(c).
(g)    Exceptions. Notwithstanding any other provisions of this Section 2.11, (A) to the extent that (and for so long as) any of or all Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds received by any Foreign Subsidiary of the Borrower (other than a Canadian Subsidiary) giving rise to mandatory prepayment pursuant to Section 2.11(a) or Section 2.11(b) (each event giving rise to such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds being referred to as a “Specified Asset Sale”), as applicable, are prohibited or delayed by any applicable Requirement of Law from being repatriated to the jurisdiction of organization of the Borrower, the portion of such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long as the applicable local Requirement of Law will not permit such repatriation to the Borrower (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by applicable local Requirement of Law to permit such repatriation), and once such repatriation of any such affected Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, is permitted under the applicable local Requirement of Law, such repatriation will be promptly effected and such repatriated Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.11, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, to the jurisdiction of organization of the Borrower would directly result in a material tax liability to the Borrower and its Subsidiaries, taken as a whole, with respect to such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required to mitigate any such material tax liability), as applicable, the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, so affected may be retained by the applicable Foreign

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Subsidiary; provided, that, in the case of this clause (B), on or before the date on which any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, so retained by such Foreign Subsidiary would otherwise have been required to be applied to prepayments pursuant to Section 2.11(a) or Section 2.11 (b), the Borrower causes to be applied an amount equal to such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, to such prepayments as if such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as applicable, had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds had been so repatriated (or, if less, the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds that would be calculated if received by such Foreign Subsidiary (but without duplication of any taxes deducted in calculating such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds)) in satisfaction of such prepayment requirement.
2.12    Application of Prepayments/Reductions/Scheduled Payments; Prepayment Premium.
(a)    Application of Voluntary Prepayments. Any prepayment of any Term Loan pursuant to Section 2.10 shall be applied (x) to each Tranche of outstanding Term Loans on a pro rata basis (based on the respective outstanding principal amounts thereof) and (y) to the extent applied to any such Tranche of Term Loans, shall be applied to the remaining amortization payments thereof in a manner directed by the Borrower in writing at the time of the respective payment (or, if no such direction is given by the Borrower, to the remaining amortization payments in direct order of maturity).
(b)    Application of Mandatory Prepayments. Subject to clause (c) below, any amount required to be paid pursuant to Sections 2.11(a), (b), (c) and (d) shall be applied (x) to each Tranche of outstanding Term Loans on a pro rata basis (based on the respective outstanding principal amounts thereof) and (y) to the extent applied to any such Tranche of Term Loans, shall be applied (i) first, to next four amortization payments thereof in direct order of maturity and (ii) second, to the extent in excess thereof, to the remaining amortization payments on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).
(c)    Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than five (5) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Administrative Agent of the amount and date of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option (each such Lender, a “Non-Declining Lender”)). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied to prepay the Term Loans of the Non-Declining Lenders on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof; provided, that the Borrower shall retain any amounts that have been declined by any Lender pursuant to this Section.
(d)    Application of Scheduled Payments. Any amount required to be paid pursuant to Section 2.9 shall be applied to pay the applicable Term Loans, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).
(e)    Prepayment Premium. At the time of the effectiveness of any Repricing Transaction that (i) (A) results in any prepayment of Term Loans under Section 2.10 or Section 2.11 or (B) is effected by any amendment of this Agreement and (ii) is consummated prior to the date that is six months after the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (A), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (y)

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in the case of clause (B), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.
(f)    Borrower Designation of Type of Term Loans to be Prepaid.     In connection with any prepayment or repayment of Term Loans pursuant to Sections 2.9 and 2.10, the Borrower may designate the Types of Term Loans which are to be prepaid or repaid and, in the case of LIBOR Loans, the specific borrowing or borrowings of such LIBOR Loans; provided that:  (i) repayments of LIBOR Loans may only be made on the last day of an Interest Period applicable thereto unless all LIBOR Loans with Interest Periods ending on such date of required repayment and all ABR Loans have been paid in full and (ii) if any repayment of LIBOR Loans made pursuant to a single borrowing shall reduce the outstanding LIBOR Loans made pursuant to such borrowing to an amount less than $1,000,000, such borrowing shall be automatically converted into a borrowing of ABR Loans.  In the absence of a designation by the Borrower as described in the immediately preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.
2.13    General Provisions Regarding Payments.
(a)    Except as otherwise provided in Section 2.17, all payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars and in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent’s Principal Office for the account of the Lenders; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.
(b)    All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.
(c)    Subject to Section 2.12(c), the Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)    Subject to the proviso set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
(e)    The Borrower hereby authorizes the Administrative Agent to charge the Borrower’s accounts (if any) with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).
(f)    The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or an Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

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(g)    If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agents hereunder in respect of any of the Obligations (except as expressly provided elsewhere in a Credit Document) shall be forwarded to the Administrative Agent and applied in full or in part by the Administrative Agent against the Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent and Collateral Agent and their agents and counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent or the Collateral Agent in connection therewith, and all amounts for which the Administrative Agent or the Collateral Agent is entitled to indemnification hereunder (each in its capacity as the Administrative Agent or the Collateral Agent, and not as a Lender) and all advances made by the Administrative Agent or Collateral Agent hereunder for the account of the applicable Credit Party, and to the payment of all costs and expenses paid or incurred by the Administrative Agent or the Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Credit Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Credit Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
2.14    Ratable Sharing. The Lenders hereby agree among themselves that, if any of them shall, whether by voluntary payment (other than as otherwise expressly provided for herein), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
2.15    Making or Maintaining LIBOR Loans.
(a)    Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans that by reasons of circumstances affecting the Relevant Interbank Market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Loans on the basis provided for in the definition of LIBOR Rate, the Administrative Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Term Loans may be made as, or converted to, such affected LIBOR Loans until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist, (ii) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower and (iii) the interest

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rate applicable to such Term Loans shall be determined by substituting the Replacement Rate for LIBOR until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist.
(b)    Illegality or Impracticability of LIBOR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of all or any of its Term Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the Relevant Interbank Market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make or maintain Term Loans as, or to convert Term Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Term Loan as (or continue such Term Loan as or convert such Term Loan to, as the case may be) an ABR Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the interest rate applicable to such Affected Loans shall be determined by substituting the Replacement Rate for LIBOR that is applicable thereto, provided the Affected Lender shall make commercially reasonable efforts to assign the Affected Loans according to Section 10.6. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Term Loans as, or to convert Term Loans to, LIBOR Loans in accordance with the terms hereof.
(c)    Compensation for Breakage or Non- Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender to the Administrative Agent within five (5) Business Days after the applicable event (which request shall set forth the basis for requesting such amounts and shall be conclusive and binding upon all parties hereto absent manifest error), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to banks of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing or a conversion or continuation of any LIBOR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any conversion or any prepayment or other principal payment of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that LIBOR Loan (including, without limitation, pursuant to Section 2.15(b)); or (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower.
(d)    Booking of LIBOR Loans. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

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(e)    Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this Section 2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant LIBOR Loans through the purchase of a LIBOR deposit bearing interest at the rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.16 and under Section 2.16.
2.16    Increased Costs; Capital Adequacy.
(a)    Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental or quasi Governmental Authority (whether or not having the force of law) (each of the foregoing, a “Change in Law”): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than an Excluded Tax) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans); or (iii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the Relevant Interbank Market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, converting to, continuing or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. The obligations of the Borrower pursuant to this Section 2.16(a) and Section 2.16(b) shall survive the termination of this Agreement and the payment of all amounts hereunder. For the avoidance of doubt, this Section 2.16(a) shall not apply to the extent that any loss, liability or cost is compensated for by an increased payment under Section 2.17(b) or to the extent that such loss, liability or cost is an Excluded Tax.
(b)    Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable

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agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Term Loans, or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
2.17    Taxes; Withholding, etc.
(a)    Payments to Be Free and Clear. All sums payable by any Credit Party or any other Person hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than any Excluded Taxes) imposed, levied, collected, withheld or assessed by any Governmental Authority or by any federation or organization of which such Governmental Authority is a member at the time of payment (such Taxes, “Indemnified Taxes”).
(b)    Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party or any other Person to the Administrative Agent or any Lender under any of the Credit Documents: (i) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower shall pay to the appropriate taxing or other authority any such Tax before the date on which penalties attach thereto and such payment shall be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) subject to Section 2.17(c), the sum payable by such Credit Party or Person in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, (including deductions, withholdings or payments applicable to additional sums payable under this Section 2.17(b)) the Administrative Agent or such Lender, as the case may be, receives on the date due a net sum equal to what it would have received had no such deduction, withholding or payment been required or made in respect of Indemnified Taxes; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, each Credit Party shall deliver to the Administrative Agent evidence satisfactory to the Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority. Each Credit Party shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Indemnified Taxes (and provide such other evidence thereof as has been received by the Administrative Agent or such Lender, as the case may be), for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Credit Party hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Credit Party by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)    Withholding Tax Documentation and Other Information. (I) Each Lender or Agent shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested in writing by the Borrower or the Administrative Agent, such properly completed and duly executed documentation prescribed by applicable Laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Credit Document are subject to deduction, withholding, or backup withholding of United States federal income tax, (B) to determine, if applicable, the

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required rate of withholding or deduction and (C) to establish the entitlement of such Lender or Agent to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender or Agent pursuant to any Credit Document or otherwise to establish the status of such Lender or Agent for withholding tax purposes in an applicable jurisdiction. Without limiting the generality of the foregoing, each Lender that is not a “United States person” (as such term is defined in section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is qualified for an exemption from or reduction in United States federal withholding tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in section 881(c)(3) of the Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, two original copies of a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is qualified for an exemption from or reduction in United States federal withholding tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents. Each Lender that is a “United States person” (as such term is defined in section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “U.S. Lender”) and is listed on the signature pages hereof on the Closing Date shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Closing Date, two original copies of Internal Revenue Service Form W-9, and each other U.S. Lender (other than U.S. Lenders described in Treasury Regulations section 1.6049-4(c)(1)(ii)(A)(1)) shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, two original copies of Internal Revenue Service Form W-9. Each U.S. Lender shall deliver to the Administrative Agent for transmission to the Borrower, at such times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), such other form or forms, certificates or documentation, including two original copies of Internal Revenue Service Form W-9, as reasonably requested by the Administrative Agent or the Borrower in writing to confirm or establish that such Lender is not subject to deduction, withholding, or backup withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a (i) lapse in time or (ii) change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that, in the case of (i), only upon the reasonable written request of the Borrower or the Administrative Agent, and in the case of (ii), upon the occurrence of such change in circumstances, such Lender shall promptly deliver to the Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or two original copies of a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), or two new original copies of Internal Revenue Service Form W-9, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower in writing to confirm or establish that such Lender qualifies for an exemption from or reduction in United States federal withholding tax with respect to payments to such Lender under the Credit Documents, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. Notwithstanding anything to the contrary in this Section 2.17(c), no Lender or Agent shall be required to deliver any documentation that it is not legally eligible to deliver.
(II)    If a payment made to a Lender or an Agent under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA, such Lender or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law and such additional documentation

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reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender or Agent has or has not complied with such Lender’s or Agent’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17 (c)(II), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(d)    Certain Documents. If any Tax was not correctly or legally asserted, the relevant Lender (s) shall, upon any Credit Party’s reasonable request and at the expense of such Credit Party, provide such documents to the Credit Party to enable the Credit Party to contest such Tax pursuant to appropriate proceedings then available to the relevant Lender (s) (so long as providing such documents shall not, in the good faith determination of the relevant Lender (s) result in any liability to the relevant Lender (s) and doing so is otherwise permitted under applicable law as determined by the relevant Lender (s)).
(e)    Withholdings for Certain Taxes. The provisions of Sections 2.17(a), (b), (c) and (d) shall, in addition to all other deductions and withholdings on account of any Taxes, also apply to deductions and withholdings that are to be made by a Credit Party with respect to any sums payable under the Credit Documents that constitute deemed distributions by a Credit Party. As among the Credit Parties on the one hand and the Administrative Agent and the Lenders on the other hand, the Credit Parties shall be responsible for, and effect, the payment of these deductions and withholdings and indemnify the Administrative Agent and the Lenders against any sums paid or damages incurred as a result of being required to make the respective payments; Section 2.17(b) shall in such event apply, mutatis mutandis.
2.18    Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Term Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.15, 2.16 or 2.17 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.18 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.
2.19    Tax Refund. If a Credit Party pays any additional amount under Section 2.17(b) and the relevant Lender (or the Administrative Agent, as the case may be) determines in its sole discretion that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 2.17(b), to the extent that it can do so without prejudice to the retention of such refund, pay such amount, net of all reasonable out-of-pocket expenses of such Lender (or Administrative Agent, as the case may be) to the Credit Party; provided, however, that such Credit Party, upon the request of such Lender or Agent, agrees to repay the amount paid over to such Credit Party to such Lender or Agent (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) within 15 days of such Lender’s or Administrative Agent’s request in the event that such Lender or Administrative Agent is required, pursuant to a request from the relevant Governmental Authority, to repay that refund. Nothing herein contained shall interfere with the right of any Lender (or the Administrative Agent, as the case may be) to arrange its affairs in whatever manner

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it thinks fit and, in particular, no Lender (or the Administrative Agent, as the case may be) shall be under any obligation to claim a refund or to disclose or make available its tax returns or other details of its affairs. Any amount to be paid by a Lender pursuant to this Section 2.19 shall be made promptly on the date of receipt of the relevant refund by such Lender (or the Administrative Agent, as the case may be).
2.20    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Sections 2.15, 2.16 or 2.17 (an “Increased Cost Lender”), (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower’s request for such withdrawal; (b) any Lender is a Defaulting Lender; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (each, a “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and the Borrower shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Sections 2.12(e), 2.15(c), 2.16 or 2.17 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.
2.21    Facility Increase.
(a)    Facility Increase Requests. The Borrower may make one or more requests, in writing, at any time prior to (i) the Term Loan Maturity Date, to request additional term loans to be made to the Borrower with the same terms as the Initial Term Loans (the “Additional Term Loans”), or (ii) the Term Loan Maturity Date, to establish a new tranche of term loans (the “New Term Loans” and together with any Additional Term Loans, a “Facility Increase”), in an aggregate principal amount for all outstanding Facility Increases not in excess of an amount (the “Facility Increase Allowance”) equal to (A) $75,000,000 plus (B) an additional amount if, after giving effect to such additional amount (as well as any other Additional Term Loans or New Term Loans being incurred on such date in reliance on preceding clause (A)), on a pro forma basis, the Senior Secured Leverage Ratio of the Borrower and its Subsidiaries for the most recent period of four consecutive Fiscal Quarters for which financial statements have been delivered in accordance with Section 5.1 does not exceed 2.25:1.00; provided, that any such Facility Increase must be in a minimum principal amount of at least $10,000,000 (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between the Facility Increase Allowance and all such Facility Increases obtained prior to such date) and in integral multiples of $1,000,000 in excess thereof.
(b)    General. A Facility Increase will:
(i)    only become effective if:

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(A)    the Borrower shall have given the Administrative Agent at least five (5) Business Days’ notice of its intention to effect a Facility Increase and the desired amount of such Facility Increase;
(B)    the conditions precedent to a Credit Extension set forth in Section 3.2 (except for Section 3.2(a)(i) to the extent inapplicable) are satisfied as of the date of such Facility Increase;
(C)    as of the date of such Facility Increase and immediately after giving effect thereto, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the date of such Facility Increase to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;
(D)    as of the date of such Facility Increase and immediately after giving effect thereto, no event shall have occurred and be continuing or would result from the consummation of such Facility Increase that would constitute an Event of Default or a Default;
(E)    if requested by the Administrative Agent, Organizational Documents of the Credit Parties, resolutions (or equivalent authorization) of each Credit Party’s board of directors (or equivalent body) or shareholders (or equivalent), as applicable, approving such Facility Increase and an opinion of counsel to the Credit Parties in form and substance and from counsel reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Collateral Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request shall be delivered to the Administrative Agent;
(ii)    be entitled to share in optional and mandatory prepayments on a pro rata basis with the other Term Loans, be secured by the Collateral on a pari passu basis with the other Term Loans, rank pari passu in right of payment with the other Term Loans, and be guaranteed to the same extent as the other Term Loans;
(iii)    in the case of the Additional Term Loans, (A) have the same maturity date as the Term Loan Maturity Date, (B) have the same rate of amortization as the Initial Term Loans, (C) have the same Applicable Margins as the Initial Term Loans and (D) otherwise be on the exact same terms and pursuant to the exact same documentation applicable to the Initial Term Loans; provided, that the scheduled amortization payments under Section 2.9 required to be made after the making of such Additional Term Loans shall be ratably increased by the aggregate principal amount of such Additional Term Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Lenders were entitled before such recalculation.
(iv)    in the case of New Term Loans, (A) have a final maturity no earlier than the Term Loan Maturity Date and a weighted average life to maturity no shorter than the remaining weighted average life to maturity of any existing Tranche of Term Loans; and (B) have Applicable Margins and amortization schedules determined by the Borrower and the Lenders with respect thereto; provided that in the event the all-in yield applicable to any New Term Loans shall be more than 0.50% higher than the all in-yield then applicable to any existing Tranche of Term Loans, the Applicable Margin with respect to any such existing Tranche of Term Loans shall be increased so that the all-in yield applicable to any such existing Tranche of Term Loans following the applicable Facility Increase

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Effective Date is equal to the all-in yield applicable to the Additional Term Loans minus 0.50%; provided, further, that for purposes of this clause (b)(iv), the all-in yield shall be calculated after giving effect to any original issue discount (“OID”) or upfront fees (with OID and upfront fees being equal to interest based on an assumed four-year life to maturity) payable or paid at the time of incurrence of such existing Tranche of Term Loans or such New Term Loans, as applicable, and, in each case, any interest rate “floors” applicable thereto, but excluding any customary arrangement or commitment fees payable to the Lead Arrangers (or their Affiliates) in connection with the existing Tranche of Term Loans or to one or more arrangers (or their Affiliates) of the New Term Loans.
(c)    Procedures. (i) Additional Term Loans and New Term Loans (or any portion thereof) may be made by any existing Lender or by any other bank, financial institution or other institutional lender or investor reasonably acceptable to the Administrative Agent and the Borrower (any such bank, financial institution or other institutional lender or investor, an “Additional Lender”), in each case on terms permitted in this Section 2.21 and otherwise on terms reasonably acceptable to the Administrative Agent and the Borrower. No Lender shall be obligated to provide any Additional Term Loans or New Term Loans unless it so agrees in its sole discretion. Any Additional Term Loans or New Term Loans shall become Term Loans under this Agreement pursuant to an amendment to this Agreement (each such amendment a “Facility Increase Amendment”) and, as appropriate, the other Credit Documents, executed by the Borrower, each Additional Lender, if any, and the Administrative Agent. Any such Facility Increase Amendment may, without the consent of any other Lenders, effect such amendments to any Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21. Each such Facility Increase Amendment and all other documentation in respect of such Additional Term Loans and New Term Loans shall be reasonably satisfactory to the Administrative Agent.
(i)    If any Additional Term Loans or New Term Loans are added in accordance with this Section 2.21, the Administrative Agent and the Borrower shall determine the effective date of such addition (the “Facility Increase Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Additional Term Loans or New Term Loans and the Facility Increase Effective Date. On each Facility Increase Effective Date, each Lender or Additional Lender which is providing an Additional Term Loan or a New Term Loan (x) shall become a “Lender” for all purposes of this Agreement and the other Credit Documents, and (y) (A) with respect to any Additional Term Loans, each Additional Term Loan Lender shall make an Additional Term Loan to the Borrower in an amount equal to its Additional Term Loan Amount, and such Additional Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Credit Documents, and (B) with respect to any New Term Loans, each New Term Loan Lender shall make a New Term Loan to the Borrower in an amount equal to its New Term Loan Amount, and such New Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Credit Documents. In the event there are Lenders and Additional Lenders that have committed to a Facility Increase in excess of the maximum amount requested (or permitted), then the Administrative Agent shall have the right to allocate such commitments on a basis the Administrative Agent reasonably determines is appropriate in consultation with the Borrower.
(ii)    Nothing set forth in Section 10.5 or any pro rata payment provisions in Section 2.14 shall be interpreted as restricting or prohibiting any aspect of the transactions contemplated by this Section 2.21.
(d)    Use of Proceeds of Facility Increase. The proceeds of any Facility Increase may be used as specified in Section 2.3.
SECTION 3.CONDITIONS PRECEDENT
3.1    Conditions to Closing Date. The obligation of each Lender to make Credit Extensions hereunder is, in addition to the conditions specified in Sections 3.2, subject at the time of or concurrent with

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the making of such Credit Extensions, the satisfaction, or waiver in accordance with Section 10.5, of the following conditions:
(c)    Credit Documents. The Administrative Agent shall have received sufficient copies of each Credit Document to be executed by the appropriate Credit Party on the Closing Date and delivered by each applicable Credit Party for each Lender (which may be delivered by facsimile or other electronic means for the purposes of satisfying this Section 3.1(a) on the Closing Date, with signed originals to be delivered promptly thereafter) and such Credit Documents shall be in form and substance satisfactory to the Borrower and its counsel and the Administrative Agent and its counsel.
(d)    Organizational Documents; Incumbency. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) a copy of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Credit Party executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.
(e)    Closing Date Certificate. The Administrative Agent shall have received a Closing Date Certificate, dated the Closing Date and signed by an Authorized Officer of the Borrower.
(f)    No Liabilities. Neither the Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the audited financial statements delivered pursuant to Section 3.1(f) for Fiscal Year 2012 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.
(g)    Refinancing of Existing Credit Agreements. (i) All obligations under the Existing Credit Agreement shall have been repaid in full, (ii) the Existing Credit Agreement and all other Credit Documents (as defined therein) and all commitments (if any) thereunder shall be unconditionally and irrevocably canceled and terminated, (iii) all guarantees and Liens thereunder shall be terminated and released on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent and (iv) the Administrative Agent shall have received a payoff letter duly executed and delivered by the Borrower, the other Credit Parties thereto and each of the existing agents under the Existing Credit Agreement or other evidence of such termination, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
(h)    Financial Statements; Business Plan. The Lenders shall have received from the Borrower (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2012 for the Fiscal Year then ended and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year together, with a report thereon of Ernst & Young LLP, which financial statements and report shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of March 31, 2013 for the Fiscal Quarter then ended and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter.
(i)    Governmental Authorizations and Consents. Each Credit Party shall have obtained all material necessary Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods

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shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(j)    Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a Solvency Certificate from the Borrower dated the Closing Date and addressed to the Administrative Agent and the Lenders.
(k)    Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected security interest in the personal property Collateral, the Collateral Agent shall have received:
(i)    evidence reasonably satisfactory to the Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute and deliver UCC financing statements, other securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);
(ii)    (A) the originals of certificates representing the shares of Capital Stock pledged pursuant to the Pledge and Security Agreement and the other Collateral Documents, together with an original of an undated stock power for each such certificate executed in blank by a duly Authorized Officer of the pledgor thereof (if and to the extent permitted by the applicable Requirements of Law and subject to the provisions of the relevant Collateral Document), and (B) originals of each promissory note (if any) pledged to the Collateral Agent pursuant to the Pledge and Security Agreement and the other Collateral Documents endorsed in blank (or, if and to the extent permitted by the applicable law and subject to the provisions of the relevant Collateral Document, accompanied by an executed transfer form in blank) by the pledgor thereof;
(iii)    a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of the Borrower, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to the Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal, real or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);
(iv)    opinions of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) with respect to the creation and perfection of the security interests in favor of the Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent; and
(v)    evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document, notice and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent.

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(l)    Insurance. The Collateral Agent shall have received a certificate from the Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and naming the Collateral Agent, on behalf of the Secured Parties as loss payee thereunder to the extent required under Section 5.5.
(m)    Opinions of Counsel to Credit Parties. The Administrative Agent and its counsel shall have received executed copies of the favorable written opinions of counsel to the Credit Parties as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
(n)    Fees and Expenses. (i) The Administrative Agent shall have received payment in full of all fees and expenses invoiced and due to the Agents (including the reasonable fees and expenses due of their advisors and legal counsel) in connection with this Agreement.
(ii) The Borrower shall have paid to the Administrative Agent, for the account of each Lender with an Initial Term Loan Amount on the Closing Date, a fee equal to 0.50% of such Lender’s Initial Term Loan Amount in effect on the Closing Date.
(o)    No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents or that could reasonably be expected to have a Material Adverse Effect.
(p)    Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that any representation or warranty that is by its terms qualified by materiality shall be true and correct in all respects.
(q)    No Default. No event shall have occurred and be continuing or would result from the consummation of the transaction contemplated hereunder or under the Credit Documents that would constitute an Event of Default or a Default.
(r)    Compliance with Law and Regulations. All Term Loans and all other financings to the Borrower (and all guaranties thereof and security therefor), as well as the transactions contemplated by the Credit Documents and the consummation thereof, shall be in full compliance in all material respects with all applicable requirements of law, including Regulations T, U and X of the Federal Reserve Board.
(s)    No Conflict with Material Contracts. After giving effect to the transactions contemplated by the Credit Documents, there shall be no conflict with, or default under, any Material Contract.
(t)    Patriot Act Information. Each of the Credit Parties shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
(u)    Rating of Term Loans. The Borrower shall have obtained a public corporate family rating and a public credit rating on the Term Loans from Moody’s and a public corporate credit rating and a public credit rating on the Term Loans from S&P.
For purposes of determining compliance with the conditions specified in this Section 3.1, each of the Lenders shall be deemed to have consented to, approved, accepted or be satisfied with, each document

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or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received notice from such Lender prior to the initial Credit Extension hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Pro Rata Share of such Credit Extension.
3.2    Conditions to Each Credit Extension.
(a)    Conditions Precedent. The obligation of each Lender to make any Term Loan on any Credit Date including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)    the Administrative Agent shall have received a fully executed and delivered Funding Notice;
(ii)    as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and
(iii)    as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.
(b)    Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent. In lieu of delivering a Notice, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion or continuation of any Term Loan; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Administrative Agent on or before the applicable date of any such borrowing, conversion, continuation or issuance. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by an Authorized Officer of the Borrower or other person authorized on behalf of the Borrower or for otherwise acting in good faith.
SECTION 4.REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make each Credit Extension to be made by this Agreement, and to induce each Lender Counterparty to enter into any transaction in respect of Hedging Obligations, each Credit Party represents and warrants to each Lender and Lender Counterparty, on the Closing Date and each Credit Date, that the following statements are true and correct:
4.1    Organization; Requisite Power and Authority; Qualification. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing (or, for Foreign Subsidiaries of equivalent status when reasonably ascertainable) under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

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4.2    Capital Stock and Ownership. The Capital Stock of each of the Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of the Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Borrower or any of its Subsidiaries of any additional membership interests or other Capital Stock of the Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of the Borrower or any of its Subsidiaries. Schedules 4.1 and 4.2 correctly set forth the ownership interest of the Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.
4.3    Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
4.4    No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, any of the Organizational Documents of the Borrower or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than (x) any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties and (y) subject to the terms of the Intercreditor Agreement, any Liens on the Collateral and on the assets of any Canadian Subsidiary created under the ABL Credit Documents in favor of the ABL Agent); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have, and could not reasonably be expected to have, a Material Adverse Effect.
4.5    Governmental Consents. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date and (ii) filings and recordings to be made in connection with the perfection of Collateral acquired after the Closing Date.
4.6    Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

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4.7    Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and any of its Subsidiaries taken as a whole.
4.8    Business Plan. The Initial Business Plan and each Business Plan delivered pursuant to Section 5.1(m) is and will be based on good faith estimates and assumptions made by the management of the Borrower.
4.9    No Material Adverse Change. Since December 31, 2012, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.
4.10    Use of Proceeds. The proceeds of the Term Loans shall be used by the Borrower solely in accordance with Section 2.3.
4.11    Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
4.12    Payment of Taxes. Except as otherwise permitted under Section 5.3, all federal, foreign country, state and all other material tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, all such tax returns are complete and correct in all material respects and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except those taxes which are being contested in good faith by appropriate proceedings diligently conducted (provided that such contest operates to suspend collection of the contested tax) and for which adequate reserves have been provided in accordance with GAAP. The Borrower knows of no proposed tax assessment against the Borrower or any of its Subsidiaries which is not being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings diligently conducted (provided that such contest operates to suspend collection of the contested tax) and for which adequate reserves have been provided in accordance with GAAP.
4.13    Properties.
(f)    Title. Each of the Borrower and its Subsidiaries has (i) good, valid and legal title to (in the case of fee interests in real property), (ii) valid leasehold and subleasehold interests in (in the case of leasehold and subleasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets

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disposed of since the date of such financial statements in the Ordinary Course or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
(g)    Real Estate. As of the Closing Date, Schedule 4.13(b) contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower does not have knowledge of any default that has occurred and is continuing thereunder except where the consequences, direct or indirect, of such default or defaults, if any, could not be reasonably expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.
4.14    Environmental Matters. Neither the Borrower nor any of its Subsidiaries nor any of their respective Operating Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of the Borrower’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries nor, to any Credit Party’ s knowledge, any predecessor of the Borrower or any of its Subsidiaries, has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Operating Facility that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, and none of the Borrower’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of Hazardous Materials, except as would not reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries, or as listed on Schedule 4.14-1. Compliance with all current or reasonably foreseeable applicable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 4.14-2, no event or condition has occurred or is occurring with respect to the Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower and its Subsidiaries have made available to the Administrative Agent true and complete final copies of all material environmental, health or safety assessments, audits, studies, reports, analyses and investigations in the Borrower’s or its Subsidiaries’ possession with respect to the Borrower or any of its Subsidiaries, to the Operating Facilities or to any pending or any unresolved Environmental Claim that could result in material environmental liability to any of the Credit Parties.
4.15    No Defaults. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
4.16    Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder, except any such default or failure to be in

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force and effect which could not reasonably be expected to result in an exercise of remedies or acceleration of the indebtedness created thereunder.
4.17    Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, provincial or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18    Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.
4.19    Employee Matters. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or to the best knowledge of the Borrower and each other Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower or any of its Subsidiaries or to the best knowledge of the Borrower and each other Credit Party, threatened against any of them, (b) no strike, work stoppage or lock-out in existence or threatened involving the Borrower or any of its Subsidiaries, and (c) to the best knowledge of the Borrower and each other Credit Party, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower and each other Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
4.20    Employee Benefit Plans. (a) The Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, other than any non-compliance or non-performance that could not be reasonably expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under section 401(a) of the Code has received a recent, unexpired favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, except such defect that can be corrected pursuant to Rev. Proc. 2003-44 or any successor ruling or regulation in a manner that does not and could not reasonably be expected to give rise to a Material Adverse Effect (or, in the case of an Employee Benefit Plan with an expired determination letter, an application has been timely filed for a new determination letter and nothing has occurred that would materially adversely affect the issuance of a new favorable determination letter or otherwise materially adversely affect such qualification). No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA (other than Ordinary Course contribution obligations) has been or is expected to be incurred by the Borrower, any of its Subsidiaries or any of their ERISA Affiliates

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that could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect.

(b)    Except as could not reasonably be expected to have a Material Adverse Effect: (i) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Non-U.S. Plan have been timely made; (iii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended Fiscal Year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

4.21    Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated by the Credit Documents.
4.22    Solvency. As of the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby and the incurrence of the Indebtedness and obligations being incurred in connection herewith, each Credit Party is Solvent.
4.23    Anti-Terrorism Laws. None of the Borrower or its Subsidiaries (and, to the knowledge of the Borrower and its Subsidiaries, no Joint Venture or Subsidiary thereof) is in violation in any material respect of any United States Requirement of Law relating to terrorism, sanctions or money laundering (“Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Executive Order”), sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and the Patriot Act.
4.24    Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws, which includes obtaining, maintaining and complying with the requirements of any Governmental Authorizations required under such Environmental Laws with respect to any such Real Estate Asset or the operations of the Borrower or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
4.25    Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements, including without limitation, information contained in the presentations made to the Lenders (excluding any projections and pro forma financial information contained in such materials), furnished to Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions

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believed by the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.
4.26    Insurance. All policies of insurance of the Borrower or any of its Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity and workers’ compensation, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.
SECTION 5.AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than Hedging Obligations), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.
5.1    Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent:
(d)    Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (it being understood and agreed that the consolidating financial statements shall be in the form that the Borrower currently files with the Securities and Exchange Commission as part of its Form 10-Q);
(e)    Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, beginning with Fiscal Year 2013, (i) the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the corresponding figures for the previous Fiscal Year (it being understood and agreed that the consolidating financial statements shall be in the form that the Borrower currently files with the Securities and Exchange Commission as part of its Form 10-K), and (ii) with respect to such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized international standing selected by the Borrower (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements));
(f)    Compliance Certificate. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate, including, without limitation, with respect to financial statements delivered pursuant to Section 5.1(a), a Financial Officer Certification; provided, that in respect of the fourth Fiscal Quarter of each Fiscal Year, it shall also deliver a duly executed and completed Compliance Certificate as soon as available, and in any event within 90 days after the end of the fourth Fiscal Quarter;

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(g)    Sufficiency of Public Quarterly and Annual Reports. Notwithstanding anything to the contrary contained herein, delivery to the Administrative Agent by the Borrower of its quarterly report on Form 10-Q and its annual report on Form 10-K shall satisfy the requirements of Sections 5.1(a) and (b), respectively, for so long as the Borrower remains a reporting company under the Exchange Act and such Form 10-Q and Form 10-K also includes the Borrower’s consolidating financial statements.
(h)    Notice of Default. Promptly upon any officer of the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Borrower with respect thereto, (ii) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b), or (iii) of the occurrence of any event or change that has caused or evidences or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;
(i)    Notice of Litigation. Promptly upon any officer of the Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) above could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such matters;
(j)    ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, (2) all notices received by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event, and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;
(k)    Insurance Report. As soon as practicable following any material change in the insurance coverage, notice to the Administrative Agent of such change and an explanation in form and substance reasonably satisfactory to the Administrative Agent of such change;
(l)    Information Regarding Collateral. The Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure or (iii) in any Credit Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed;
(m)    Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), the Borrower shall deliver to the Collateral Agent an Officer’s Certificate either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

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(n)    Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders acting in such capacity or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary of the Borrower, (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and (C) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries, (ii) promptly upon the Administrative Agent’s request therefor, a copy of the most recent ABL Borrowing Base certificate delivered to the ABL Agent or the ABL Lenders pursuant to the ABL Credit Agreement, and (iii) such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent;
(o)    Electronic Delivery.
(i)    Notwithstanding anything in any Credit Document to the contrary, each Credit Party hereby agrees that it will use its reasonable best efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new Credit Extension or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under any Credit Document prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under any Credit Document or (D) is required to be delivered to satisfy any condition set forth in Sections 3.1 and/or 3.2 (all such non-excluded communications being referred to herein collectively as the “Communications”), by transmitting the Communications in accordance with Section 10.1(c). In addition, each Credit Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Credit Documents, but only to the extent requested by the Administrative Agent pursuant to Section 10.1(c).
(ii)    The Administrative Agent agrees that the receipt of the Communications in accordance with Section 10.1(c) shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Section 5.1(l) unless otherwise requested by the Administrative Agent pursuant to Section 10.1(c).
(iii)    Nothing in this Section 5.1(l) shall prejudice the right of any Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
(p)    Business Plan. Promptly after approval thereof by the board of directors of the Borrower, and in any event no later than April 1 of each Fiscal Year, the Borrower shall deliver to the Administrative Agent (commencing with Fiscal Year 2014), a detailed consolidated budget and business plan of the Borrower and its Subsidiaries for such Fiscal Year prepared on a monthly basis (including a projected monthly consolidated balance sheet and related monthly statements of projected operations and cash flow as of the end of each month during such Fiscal Year) in a form reasonably satisfactory to the Administrative Agent (the “Business Plan”); provided, that although any projections included in the Business Plan shall be prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such projections, it is understood that actual results may vary from such projections and that such variations may be material.
(q)    Quarterly Lender Calls. The Borrower shall cause its management to participate, during normal business hours and with reasonable advance notice, in a conference call with the Administrative Agent and the Lenders within seven (7) Business Days (or such later date as may be agreed to by the Administrative Agent) after the date on which the financial statements are delivered pursuant to pursuant to Sections 5.1(a) and 5.1(b). Notwithstanding

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anything to the contrary contained herein, a conference call held with investors by the Borrower in connection with the filing of its quarterly report on Form 10-Q and its annual report on Form 10-K to discuss its financial results for such periods shall satisfy the requirements of this Section 5.1(n) for so long as the Borrower remains a reporting company under the Exchange Act.
(r)    Certification of Public Information. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be Public Lenders and may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and will promptly confirm, at the request of the Administrative Agent, whether any Borrower Materials contain Material Non-Public Information and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public”, and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public” and suitable for non-Public Lenders. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains Material Non-Public Information: (1) the Credit Documents and (2) term sheets and notification of changes in the terms of this Agreement and the other Credit Documents.
5.2    Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.
5.3    Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, timely pay all federal, foreign country and state and all other material taxes imposed upon it or any of its properties or assets or in respect of any of its profits, income, capital, capital gains, payroll businesses or franchises before any penalty or fine accrues thereon, and all taxes or claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets; provided, that no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and (b) in the case of a tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any of its Subsidiaries).
5.4    Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof

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and (b) maintain and preserve (i) all rights, permits, licenses, approvals and privileges (including all Governmental Authorizations) used or useful or necessary in the conduct of its business and (ii) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clause (a) or (b) above could not reasonably be expected in any individual case or in the aggregate to have a Material Adverse Effect.
5.5    Insurance. The Borrower and its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrower and its Subsidiaries will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance issued by an insurer organized or incorporated in the United States shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder for, except in the case of losses of inventory, losses of $1,000,000 or greater and provides for at least thirty (30) days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy.
5.6    Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect its business affairs in all material respects and material transactions and each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Credit Party and any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.
5.7    Use of Proceeds. The proceeds of the Term Loans shall be used by the Borrower solely in accordance with Section 2.3.
5.8    Compliance with Laws; SEC Filings. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Operating Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws and Governmental Authorizations), except where failure to do so could not reasonably be expected to have a Material Adverse Effect and the Borrower shall timely file with the Securities and Exchange Commission all reports, notices and documents required to be filed under the Exchange Act.
5.9    Environmental.

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(g)    Environmental Disclosure. The Borrower will deliver to the Administrative Agent:
(iv)    as soon as practicable following receipt thereof, final copies of all environmental audits, assessments, investigations, analyses and reports prepared by personnel of the Borrower or any of its Subsidiaries, independent consultants, Governmental Authorities, or any other Person with respect to significant environmental matters at any Operating Facility or with respect to any Environmental Claims that could reasonably be expected to have a Material Adverse Effect;
(v)    promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported by the Borrower or any of its Subsidiaries to any Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by the Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (3) the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Operating Facility that could cause such Operating Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;
(vi)    as soon as practicable following the sending or receipt thereof by the Borrower or any of its Subsidiaries, a copy of any and all material written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (2) any Release required to be reported by the Borrower or any of its Subsidiaries to any Governmental Authority pursuant to Environmental Law, and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity under Environmental Law;
(vii)    prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by the Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) adversely affect the ability of the Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by the Borrower or any of its Subsidiaries to modify their respective operations in a manner that could reasonably be expected to subject the Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and
(viii)    with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).
(h)    Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist any non-compliance with Environmental Laws by any Credit Party or its Subsidiaries or that there exist any environmental liabilities, in each case, that could have, or could reasonably be

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expected to have, in the aggregate, a Material Adverse Effect, and the respective Credit Party or Subsidiary has not cured or taken reasonable steps to perform the actions necessary to cure, such Event of Default or noncompliance with or liability under Environmental Law within thirty (30) days of receipt of written notice from the Administrative Agent, then the Administrative Agent can require the relevant Credit Party or Subsidiary to promptly engage a reputable environmental consulting firm reasonably acceptable to the Administrative Agent to perform an environmental audit and/or assessment, including, solely during the existence of an Event of Default, subsurface sampling of soil and groundwater, of the relevant Real Estate Asset(s) and to summarize the results in a report (a copy of which shall be provided to the Administrative Agent in a form and substance reasonably acceptable to the Administrative Agent). If such Credit Party or Subsidiary fails to perform the environmental audits, assessments or reports required by this Section, the Administrative Agent may, but is not required to, cause the performance of such work, and the Credit Party and its Subsidiaries grant the Administrative Agent and any of its Agent Parties reasonable access during normal business hours to the relevant Real Estate Asset(s) to perform such audits and/or assessments.
5.10    Additional Collateral and Guarantees. In the event that any Person becomes a Domestic Subsidiary (other than an Immaterial Subsidiary), the Borrower shall promptly cause such Domestic Subsidiary (a) to become a Guarantor hereunder, (b) to become a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement and (c) to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions and certificates necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the applicable Collateral Documents with respect to such new Domestic Subsidiary, including the filing of UCC financing statements in such jurisdictions within any applicable time limit as may be required by the Collateral Documents or by any Requirement of Law or as may reasonably be requested by the Collateral Agent. With respect to each Person that becomes a Subsidiary, the Borrower shall promptly send to the Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of the Borrower and (ii) all of the information required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of the Borrower, and such written notice shall be deemed to supplement to supplement Schedules 4.1 and 4.2 for purposes hereof. Notwithstanding the foregoing provisions of this Section 5.10, no more than 65% of the total voting power of the Capital Stock of each first tier Foreign Subsidiary and each Disregarded Domestic Subsidiary of any Credit Party shall be required to be pledged to secure, or to directly or indirectly provide security for, any Obligation.
5.11    Additional Material Real Estate Assets. In the event that any Credit Party acquires, leases or subleases, as applicable, a Material Real Estate Asset or a Real Estate Asset owned, leased or subleased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of the Collateral Agent, for the benefit of the Secured Parties, then such Credit Party, as soon as practicable but in no event later than twenty (20) days after acquiring, leasing or subleasing, as applicable, such Material Real Estate Asset (as such date may be extended by the Collateral Agent in its sole discretion), shall take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages, UCC financing statements, title policies, surveys, flood determinations (if applicable), Recorded Documents (if applicable), documents, instruments, agreements, opinions and certificates with respect to each such Material Real Estate Asset that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority lien and security interest in such Material Real Estate Assets. The applicable Credit Party shall use its commercially reasonable efforts to cause a Landlord Personal Property Collateral Access Agreement and a Landlord Consent and Estoppel to be executed by the applicable landlord and delivered to the Collateral Agent (i) within ninety (90) days after the Closing Date (as such date may be extended by the Collateral Agent in its sole discretion) with respect to any Leasehold Property listed on Schedule 4.13(b) as a Leasehold Property and located in the United States and with respect to which aggregate payments under the terms of such lease are $500,000 or

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more per annum, and (ii) within ninety (90) days after the acquisition of interest therein (as such date may be extended by the Collateral Agent in its sole discretion), any other Leasehold Property constituting a Material Real Estate Asset. In addition to the foregoing, the Borrower shall, at the request of the Requisite Lenders, deliver, from time to time, to the Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.
5.12    Deposit Accounts; Securities Accounts. (a) Within ninety (90) days following the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall and shall cause each of its Domestic Subsidiaries (i) to provide a true, correct and complete list in writing of the Credit Parties’ Deposit Accounts and Securities Accounts (other than any Immaterial Account), (ii) deposit in an Approved Deposit Account all cash received by them (other than cash in any Immaterial Account), (iii) not establish or maintain any Securities Account (other than any Immaterial Account) that is not a Control Account and (iv) not establish or maintain any Deposit Account (other than any Immaterial Account) that is not with a Deposit Account Bank.
(h)    In the event that (i) any Credit Party or any Deposit Account Bank or Securities Intermediary at a financial institution at which a Control Account is open shall terminate a Deposit Account Control Agreement or a Securities Account Control Agreement for any reason, (ii) the Collateral Agent shall demand such termination as a result of the Deposit Account Bank or the Securities Intermediary at which a Control Account is open to comply with the applicable Collateral Document or (iii) the Collateral Agent determines in its sole discretion that the financial condition of the Deposit Account Bank or the Securities Intermediary at which a Control Account is open has materially deteriorated, the Borrower shall, and shall cause the applicable Domestic Subsidiary to, notify all of its obligors that were making payments to such terminated Deposit Account or Control Account, as the case may be, to make all future payments to another Approved Deposit Account or Control Account, as the case may be, in each case subject to a First Priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (subject only to Permitted Liens).
5.13    Further Assurances. To the extent not delivered to the Collateral Agent on or before the Closing Date, the Borrower agrees to, and to cause each of the other Credit Parties to, promptly do each of the following:
(c)    execute and deliver to the Collateral Agent such Collateral Documents and amendments to Collateral Documents and to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions and certificates necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (or applicable equivalent under foreign law) in the assets and Securities of such Credit Party, including the filing of UCC financing statements (or the applicable equivalent) in such jurisdictions as may be required by the Collateral Documents or as may reasonably be requested by the Collateral Agent;
(d)    deliver to the Collateral Agent the certificates (if any) representing the pledged Securities, together with in the case of certificated Securities, undated stock or equivalent powers endorsed in blank;
(e)    if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Collateral Agent; and
(f)    notwithstanding the foregoing clause (a) or clause (b), no more than 65% of the total voting power of the Capital Stock of each first tier Foreign Subsidiary and each Disregarded Domestic Subsidiary of any Credit Party shall be required to be pledged to secure, or to directly or indirectly provide security for, any Obligation.

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5.14    Intellectual Property. The Borrower and each of its Subsidiaries will continue to own or possess the right to use, free from any restrictions, all patents, trademarks, copyrights, trade secrets and domain names that are used in the operation of their respective businesses as presently conducted and as proposed to be conducted, except to the extent the failure to so own or possess could not reasonably be expected to have a Material Adverse Effect.
5.15    Know-Your-Customer Rules.
If:
(ix)    1) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Closing Date;
(A)    any change in the status of a Credit Party after the Closing Date; or
(B)    a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of paragraph (C) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Credit Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (C) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (C) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.
(x)    Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.
(xi)    The Borrower shall, by not less than ten (10) Business Days’ prior written notice to the Administrative Agent, notify the Administrative Agent (which shall promptly notify the Lenders) that one of its Subsidiaries shall become a Guarantor pursuant to Section 5.10.
Following the giving of any notice pursuant to paragraph (iii) above, if the accession of such Subsidiary obliges the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Administrative Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement.

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5.16    Pari Passu Ranking. Each Credit Party will, and will cause each of its Subsidiaries to, ensure that its payment obligations under each of the Credit Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsubordinated indebtedness (actual or contingent) except indebtedness preferred solely by operation of law.
5.17    Maintenance of Ratings. At all times, the Borrower shall use commercially reasonable efforts to maintain public corporate family rating and a public rating on the Term Loans from Moody’s and a public corporate rating and a public rating on the Term Loans from S&P.
5.18    Post-Closing Matters. Except as otherwise agreed by the Administrative Agent in its sole discretion, the Borrower shall, and shall cause each of its Subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth in Schedule 5.18 within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its sole discretion).
5.19    Performance Obligation. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each Contractual Obligation by which it is bound or any of its property is subject, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 6.NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than Hedging Obligations), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.
6.1    Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or guaranty any Indebtedness, except:
(f)    the Obligations;
(g)    Indebtedness (other than as described in clause (q) below) of any of its Subsidiaries to the Borrower or to any other Subsidiary of the Borrower, or of the Borrower owed to any Subsidiary of the Borrower; provided, (i) any such Indebtedness of any Subsidiary of the Borrower that is a non-Guarantor Subsidiary payable to a Credit Party shall be permitted under Section 6.7(b), (ii) any such Indebtedness payable to a Credit Party shall be made in the Ordinary Course, shall be evidenced by promissory notes and all such notes shall be subject to a perfected First Priority Lien pursuant to the applicable Collateral Documents, which notes shall be executed and delivered as soon as commercially practicable after the incurrence of such Indebtedness, (iii) all such Indebtedness of any Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Affiliate Subordination Agreement, and (iv) any payment of such Indebtedness by any Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any such Indebtedness owed by such Credit Party to the Borrower or to any of its Subsidiaries for whose benefit such payment is made;
(h)    unsecured Debt (including Subordinated Debt) of the Borrower (which may be guaranteed on a like basis by the Guarantor Subsidiaries); provided, that (i) no Default or Event of Default is continuing under this Agreement or would result from such issuance, (ii) after giving effect to such issuance (as determined in accordance with Section 1.4(e)), the Leverage Ratio shall not be greater than 4.75:1.00, calculated on a pro forma basis as of the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1, (iii) the proceeds of such issuance shall be used for Permitted Acquisitions, to fund Capital Expenditures permitted under this Agreement or to prepay the Term Loans in accordance with the terms hereof, (iv) such Debt shall have a maturity of not earlier than six (6) months after the Term Loan Maturity Date, (v) the

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documentation relating to such Debt shall not permit or provide for any scheduled amortization (or similar) payments prior to the Term Loan Maturity Date and (vi) the documentation relating to such Debt shall not contain any covenant or event of default that is either (x) not substantially provided for in this Agreement or (y) more favorable to the holder of such Debt in any material respect than the comparable covenant or event of default set forth in this Agreement, and, with respect to Subordinated Debt, shall contain customary subordination provisions pursuant to which such Subordinated Debt is subordinate to the prior payment in full of the Obligations;
(i)    Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any of its Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;
(j)    Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course;
(k)    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(l)    Indebtedness of the Credit Parties and their respective Canadian Subsidiaries under the ABL Credit Documents in an aggregate principal amount (including, for this purpose, the face amount of any letters of credit issued thereunder and any drawings with respect thereto) not to exceed at any time outstanding the lesser of (x) the ABL Borrowing Base and (y) $55,000,000;
(m)    guaranties or the provision of other credit support by a Credit Party of Indebtedness of another Credit Party with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;
(n)    Indebtedness, including the ability to draw on commitments to incur Indebtedness, described in Schedule 6.1(i), but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not materially less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended (provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, except as to fees and expenses at refinancing or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;
(o)    Indebtedness with respect to Capital Leases or purchase money Indebtedness (including any Attributable Indebtedness incurred in connection with any Sale and Lease Back Transaction that is otherwise permitted under clause (i) of Section 6.11) in an amount not to exceed in the aggregate (including any Indebtedness acquired in connection with a Permitted Acquisition) at any time the greater of $50,000,000 and six and one-half percent (6.5%) of the Consolidated Total Assets of the Borrower; provided, any such purchase money Indebtedness shall be secured only by the asset(s) acquired in connection with the incurrence of such Indebtedness;

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(p)    other Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed at any time $30,000,000;
(q)    (i) Indebtedness under the Factoring Agreements to which the Borrower or any Subsidiary is party on the Closing Date as set forth on Schedule 1.1(a), and (ii) additional Indebtedness under Factoring Agreements in an aggregate amount not to exceed at any time $25,000,000;
(r)    working capital facilities of any Foreign Subsidiary;
(s)    Hedging Obligations entered into for the purpose of hedging risks associated with the operations of the Borrower and its Subsidiaries;
(t)    Indebtedness of the Credit Parties under the Senior Notes Documents in an aggregate principal amount not to exceed $236,410,000 (as reduced by any payments or prepayments of principal thereof after the Closing Date);
(u)    provided that no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, any replacement, renewal or refinancing of any Indebtedness described in Sections 6.1(c), (g) and (o) (collectively, the “Permitted Refinancing Indebtedness”) that (i) does not exceed the aggregate principal amount of the Indebtedness being replaced, renewed or refinanced, except as to fees and expenses at refinancing, (ii) does not have a maturity date earlier than the Indebtedness being replaced, renewed or refinanced, (iii) does not rank at the time of such replacement, renewal or refinancing senior to the Indebtedness being replaced, renewed or refinanced, (iv) the obligors in respect of such Permitted Refinancing Indebtedness (including in their capacities as primary obligor and guarantor) are the same as for the Indebtedness being replaced, renewed or refinanced, (v) any Liens securing such Permitted Refinancing Indebtedness are not extended to any property which does not secure the Indebtedness being replaced, renewed or refinanced, (vi) does not have a weighted average life to maturity less than the Indebtedness being replaced, renewed or refinanced and (vii) the terms of such Permitted Refinancing Indebtedness are not materially less favorable, taken as a whole, to the Borrower and its Subsidiaries than the terms of the replaced, renewed or refinanced Indebtedness;
(v)    any intercompany loans advanced by any Credit Party (or any of its Subsidiaries) to any of its Subsidiaries (each an “Intercompany Borrower”) the proceeds of which are applied by the Intercompany Borrower to discharge its obligations under the Existing Credit Agreement; provided, that (i) all such Indebtedness of the Intercompany Borrower shall be evidenced by promissory notes, which notes shall be executed and delivered on or prior to the Closing Date and shall be subject to a perfected First Priority Lien pursuant to the applicable Collateral Documents (other than in the case of the intercompany loan made from Austria GmbH, as lender, to Italia SpA, as borrower, which such intercompany loan shall be evidenced by the Intra-Group On Demand Facility Agreement, dated as of May 26, 2011, between Austria GmbH and Italia SpA, and the receivables and related rights and claims under such agreement shall be subject to a perfected First Priority Lien pursuant to the Receivables Pledge Agreement, dated as of the date hereof, between Austria GmbH and the Collateral Agent) and (ii) all such Indebtedness of the Intercompany Borrower shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement which shall be entered into on or prior to the Closing Date and shall be in form and substance reasonably satisfactory to the Administrative Agent; and
(w)    Indebtedness in the form of a payment or performance bond or letter of credit to secure the payment of (and in an aggregate amount not to exceed) the Xerium Brazil Tax Assessment.
6.2    Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

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(e)    Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to any Credit Document;
(f)    Liens for Taxes not then due or, if due, obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.3 or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (provided that such contest operates to suspend collection of the contested tax) and for which an adequate reserve has been made in accordance with GAAP;
(g)    statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to section 401 (a)(29) or 430 of the Code or by ERISA), in each case incurred in the Ordinary Course (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of fifteen (15) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(h)    Liens incurred in the Ordinary Course in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(i)    easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
(j)    any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;
(k)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(l)    purported Liens evidenced by the filing of precautionary UCC financing statements or, for property located in foreign jurisdictions, the preparation and/or filing of functionally similar documents, relating solely to operating leases of personal property entered into in the Ordinary Course;
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(n)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(o)    (i) non-exclusive licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the Ordinary Course and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary and (ii) leases or subleases granted by the Borrower of any of its Subsidiaries to third parties in respect of surplus property which is not fundamental to the operation of the business in the Ordinary Course; provided that such leases and subleases are on arms- length commercial terms;

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(p)    existing Liens described in Schedule 6.2(l) and replacements thereof, so long as the replacement Liens encumber only the assets subject to the Liens being replaced and the replacement Liens secure obligations in an amount no greater than the obligations secured by the Liens being replaced;
(q)    Liens securing Indebtedness permitted pursuant to Sections 6.1(j) and (k); provided, that (i) in the case of Section 6.1(j), any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and (ii) such Liens shall not secure Indebtedness permitted pursuant to Section 6.1(k) in an aggregate amount exceeding at any time $25,000,000;
(r)    Liens granted by entities acquired pursuant to Section 6.9 prior to their acquisition and not in contemplation of such acquisition; provided that (i) such Liens were not created in contemplation of such acquisition, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extension thereof) is permitted under Section 6.1; provided, further, that any such Lien securing Indebtedness in an aggregate amount at any time outstanding in excess of $20,000,000 shall be permitted only to the extent that such Lien is discharged within five (5) months of the date of such acquisition.
(s)    subject to the terms of the Intercreditor Agreement, Liens on Collateral and assets of the Canadian Subsidiaries to secure obligations under the ABL Credit Documents;
(t)    Liens in connection with the performance of any response action or remediation pursuant to Environmental Law as the result of the Release of Hazardous Materials at, on or beneath any real property, provided such Lien does not (a) take priority over any Lien granted pursuant to any Collateral Document, and (b) does not materially or adversely affect the value or use of such real property;
(u)    Liens securing Permitted Refinancing Indebtedness, provided that any such Lien shall encumber only the assets that secure the Indebtedness being replaced, renewed or refinanced by such of such Permitted Refinancing Indebtedness;
(v)    existing Liens on a Title Policy delivered pursuant to Section 5.18;
(w)    any Liens arising by operation of law and any lien arising under customary retention of title arrangements of suppliers in the Ordinary Course;
(x)    any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom the Borrower or any of its Subsidiaries maintains a banking relationship with a financial institution in Germany;
(y)    Liens on real estate which may not be prohibited to be created pursuant to section 1136 of the German Civil Code (Bürgerliches Gesetzbuch);
(z)    additional Liens securing Indebtedness or obligations that do not exceed $25,000,000 (the “Lien Basket Amount”) at any time; provided, that not more than $10,000,000 of the Lien Basket Amount may relate to Liens encumbering assets located in the United States; and
(aa)    Liens securing Indebtedness permitted pursuant to Section 6.1(l); provided that the only assets secured by such Liens are the receivables being sold or otherwise disposed of pursuant to the respective Factoring Agreement.

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6.3    Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year end from December 31st.
6.4    No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness permitted hereunder or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions contained in any documents evidencing unsecured Debt or Subordinated Debt permitted pursuant to Section 6.1(c), in the Senior Notes Documents, in the ABL Credit Documents and any Permitted Refinancing Indebtedness with respect thereto; provided, that in respect of such unsecured Debt or Subordinated Debt, in the ABL Credit Documents and in the Senior Notes Documents and any Permitted Refinancing Indebtedness with respect thereto, such restrictions do not restrict the ability to grant security interests as required under the Credit Documents or any agreement that refinances this Agreement, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the Ordinary Course (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (d) restrictions in the agreements relating to Liens permitted to be incurred under Section 6.2 that limit the right of any Credit Party to dispose of or transfer the assets subject to such Liens, (e) provisions limiting the disposition or distribution of assets or property in sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements, (f) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition, (g) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interest in such partnership, limited liability company, joint venture or similar Person, provided that to the extent such restriction restricts the ability to grant security interests as required under the Credit Documents, such restrictions shall have existed prior to the Closing Date, and (h) restrictions on receivables sold or otherwise disposed of pursuant to a Factoring Agreement permitted by Section 6.1(l), no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
6.5    Restricted Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment, except:
(a)    any Subsidiary may declare and pay or make any distributions to its shareholders, provided that such payments are made to all its shareholders proportionately based on their ownership interest in such Subsidiary;
(b)    the Borrower or any Subsidiary may make regularly scheduled payments of principal and interest in respect of any Indebtedness that is permitted by Sections 6.1(c) and (o), but only to the extent permitted pursuant to the terms of such Indebtedness (including, without limitation, any subordination terms applicable to such Indebtedness);
(c)    so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase or redeem Common Stock in an amount not to exceed $7,000,000 per annum solely for the purpose of repurchases of Common Stock from departing executives of the Borrower or any of its Subsidiaries or satisfying the purchase price of equity award under, or paying withholding taxes payable with respect to, vested equity compensation programs;

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(d)    so long as no Default or Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may make additional Restricted Payments in an aggregate amount not to exceed (i) $10,000,000, plus (ii) an additional $10,000,000 in any Fiscal Year solely to repurchase or redeem Senior Notes plus (iii) the Retained Amount; provided, that, in the case of any Restricted Payment made under this clause (iii), at the time of and immediately after giving effect to such Restricted Payment and the use of proceeds thereof, the Leverage Ratio is less than or equal to 3.50 to 1.00, calculated on a pro forma basis of the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1; and
(e)    so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase or redeem Senior Notes with the proceeds of (x) Debt incurred pursuant to Section 6.1(c) or (y) Permitted Refinancing Indebtedness in respect thereof incurred pursuant to Section 6.1(p).
6.6    Restrictions on Subsidiary Distributions. Except as provided herein, in the ABL Credit Documents and as provided in the Senior Notes Documents or documents governing any Permitted Refinancing Indebtedness with respect thereto, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Borrower or any other Subsidiary of the Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (d) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower, other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired; (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the Ordinary Course; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement; (iv) in any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition; (v) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis; (vi) in any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by Section 6.1; (vii) in any intercompany arrangement entered into for tax planning purposes so long as such arrangement may be terminated at any time at the direction of the Borrower or any other Party in its sole discretion; and (viii) on the transfer of any receivables sold or otherwise disposed of pursuant to a Factoring Agreement permitted by Section 6.1(l).
6.7     Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:
(h)    Investments in Cash and Cash Equivalents;
(i)    (i) equity Investments and loans as of the Closing Date in or to the Borrower or any of its Subsidiaries, (ii) equity Investments and loans made after the Closing Date in or to the Borrower or any Guarantor Subsidiary, or by a non-Credit Party in another non-Credit Party and (iii) equity Investments or transfers of assets made after the Closing Date by a Credit Party in or to a Subsidiary of the Borrower that is not a Credit Party, so long as, with respect to equity Investments or transfers of assets under this clause (iii), the aggregate amount of such equity Investments

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and the aggregate fair market value of such transfers of assets, does not exceed at any time (A) $30,000,000 plus (B) the Retained Amount; provided, that, in the case of any Investments made under this clause (B), at the time of and immediately after giving effect to such Investment, (A) the Leverage Ratio is less than or equal to 3.50 to 1.00, calculated on a pro forma basis as of the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1, as determined on the basis of the financial information most recently delivered to the Administrative Agent by the Borrower pursuant to Section 5.1 and (B) no Default or Event of Default has occurred and is continuing or would result therefrom; provided further that, for purposes of this clause (iii), at any given time the amount of cash distributions and dividends or other similar amounts received in respect of such equity Investments and the amount of cash consideration received in respect of such transfers of assets, in each case, up to the value of such equity Investments or transfers of assets, as applicable, used to calculate the aggregate amount of the equity Investments and transfers of assets made pursuant to this clause (iii), shall be netted against the outstanding aggregate amount of equity Investments and transfers of assets made pursuant to this clause (iii);
(j)    Investments (i) in any Securities received in satisfaction or partial satisfaction of obligations of financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the Borrower’s and its Subsidiaries’ Ordinary Course;
(k)    intercompany loans and guaranties to the extent permitted under Sections 6.1(b), (d), (e) and (h);
(l)    Consolidated Capital Expenditures otherwise permitted under Section 6.8;
(m)    loans and advances to employees of the Borrower and its Subsidiaries made in the Ordinary Course in an aggregate principal amount not to exceed $2,000,000 in the aggregate at any one time outstanding;
(n)    Investments made in connection with Permitted Acquisitions permitted pursuant to and in accordance with Section 6.9;
(o)    Investments received in lieu of Cash in connection with Asset Sales permitted by and in accordance with Section 6.9;
(p)    Investments described in Schedule 6.7(i);
(q)    Investments in Permitted Joint Ventures in an aggregate amount not to exceed at any time $20,000,000; and
(r)    other Investments (including without limitation Investments in Subsidiaries which are not wholly owned, directly or indirectly, by the Borrower) in an aggregate amount not to exceed at any time (i) $30,000,000 plus (ii) the Retained Amount; provided, that, in the case of any Investments made under this clause (ii), at the time of and immediately after giving effect to such Investment, (A) the Leverage Ratio is less than or equal to 3.50 to 1.00, calculated on a pro forma basis as of the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1 and (B) no Default or Event of Default has occurred and is continuing or would result therefrom; provided further that for purposes of this Section 6.7(k), at any given time the amount of any cash repayments of principal, interest, distributions and dividends or other similar amounts received in respect of any such Investments, up to the value of such Investments used to calculate the aggregate amount of other Investments made under this Section 6.7(k), shall be netted against the then outstanding aggregate amount of other Investments made under this Section 6.7(k).
Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.5.

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6.8    Maximum Consolidated Capital Expenditures. The Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for the Borrower and its Subsidiaries in excess of the corresponding amount (“Maximum Consolidated Capital Expenditures”) set forth below opposite such Fiscal Year (exclusive of Capital Expenditures paid with Net Asset Sale Proceeds in accordance with Section 2.11(a) or with Net Insurance/Condemnation Proceeds in accordance with Section 2.11(b)):

Fiscal Year	Maximum Consolidated Capital Expenditures
2013	$42,000,000.00
2014	$42,000,000.00
2015	$42,000,000.00
2016	$42,000,000.00
2017	$42,000,000.00
2018	$42,000,000.00
2019	$42,000,000.00
provided, that the Maximum Consolidated Capital Expenditures for any Fiscal Year shall be increased by (i) an amount equal to the portion of Maximum Consolidated Capital Expenditures not expended in the immediately preceding Fiscal Year (the “Roll-Over Amount”) and (ii) the Retained Amount; provided, further, that, in the case of any Consolidated Capital Expenditure made under this clause (ii), at the time of and immediately after giving effect to such Consolidated Capital Expenditure, (A) the Borrower and its Subsidiaries shall be in compliance with a Leverage Ratio that is less than or equal to 4.00 to 1.00 on a pro forma basis after giving effect to such Consolidated Capital Expenditure as of the last day of the four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1 and (B) no Default or Event of Default has occurred and is continuing or would result therefrom; provided, further, that any Roll-Over Amount not expended in the applicable Fiscal Year shall not be added to the amount of Maximum Consolidated Capital Expenditures for the immediately succeeding Fiscal Year.
In the event that the Borrower and its Subsidiaries have made Consolidated Capital Expenditures in any Fiscal Year in an aggregate amount equal to the Maximum Consolidated Capital Expenditures for such Fiscal Year (as such amount may be increased by any applicable Roll-Over Amount but not by any Retained Amount), the Borrower and its Subsidiaries may utilize up to 100% of the applicable Maximum Consolidated Capital Expenditures for the immediately succeeding Fiscal Year to make additional Consolidated Capital Expenditures in the then current Fiscal Year (and with the amount so utilized to reduce the Maximum Consolidated Capital Expenditures in such immediately succeeding Fiscal Year).
In addition to the foregoing, the Borrower or its applicable Subsidiaries may make additional Consolidated Capital Expenditures in an aggregate amount for all such Persons not to exceed $10,000,000 as a result of the replacement of the non-equipment operating leases in effect on the Closing Date with respect to their facilities in Youngsville, North Carolina and Geelong, Australia with Capital Leases.

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6.9    Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the Ordinary Course) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
(h)    any Subsidiary of the Borrower may be merged with or into the Borrower or any other Subsidiary, or be liquidated, wound up or dissolved; provided, however, in the case of such a merger involving (x) the Borrower, the Borrower shall be the continuing or surviving Person, and (y) a Guarantor Subsidiary merging with a non-Guarantor Subsidiary, the Guarantor Subsidiary shall be the continuing or surviving Person;
(i)    sales or other dispositions of assets that do not constitute Asset Sales;
(j)    Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value (determined in good faith by the board of directors (or similar governing body) of the respective Person making such Asset Sale) in the case of other non-Cash proceeds), when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $35,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors (or similar governing body) of the respective Person making such Asset Sale), (2) in the case of any Asset Sale generating aggregate Net Asset Sale Proceeds in excess of $1,000,000, no less than 75% thereof shall be paid in Cash (for purposes of this clause (2), each of the following will be deemed to be cash: (A) Cash Equivalents and (B) any Indebtedness, as shown on the Borrower’s most recent consolidated balance sheet, of any Credit Party or Subsidiary (other than Indebtedness that is by its terms subordinated to the Term Loans) that is assumed by the transferee of any such assets pursuant to an agreement that releases such Credit Party or Subsidiary from, or indemnifies such Credit Party or Subsidiary against, any liability under, and any Liens on such assets securing, such Indebtedness, (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a), and (4) no Capital Stock of any Guarantor Subsidiary may be sold pursuant to this Section 6.9(c) unless all of the Capital Stock of such Guarantor Subsidiary is sold in compliance with this Section 6.9(c);
(k)    disposals of obsolete, worn out or surplus property, and any assets acquired in connection with the acquisition of another Person in a division or line of business of such Person reasonably determined by the acquirer to be surplus assets;
(l)    Permitted Acquisitions, so long as (i) the Common Stock of the Borrower is used as 100% of the consideration in connection therewith or (ii) cash of the Borrower or any of its Subsidiaries is used as all or a portion of the consideration; provided that, in the case of clause (ii), the Borrower can demonstrate that the Leverage Ratio is less than or equal to 5.00:1.00, calculated on a pro forma basis as of the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1;
(m)    Investments made in accordance with Section 6.7; and
(n)    disposals of real estate which may not be prohibited pursuant to section 1136 of the German Civil Code.
6.10    Disposal of Subsidiary Interests. Except for any contribution or sale of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9 or pursuant to the Collateral Documents, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or

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indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.
6.11    Sales and Lease Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party or Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party or Subsidiary to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease (any such transaction, a “Sale and Lease Back Transaction”), unless, in each case, (i) the sale of such property is permitted by Section 6.9, (ii) any Lien arising in connection with the use of such property by any Credit Party or any of its Subsidiaries is permitted by Section 6.2 and (iii) any Attributable Indebtedness of any Credit Party or any of its Subsidiaries in respect of such lease is permitted under Section 6.1.
6.12    Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of such Credit Party or its Subsidiaries on terms that are less favorable to such Credit Party or its Subsidiaries, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate of such Credit Party or its Subsidiaries; provided, the foregoing restriction shall not apply to (a) any transaction among the Borrower or any of its wholly-owned Subsidiaries otherwise permitted by this Agreement; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of the Borrower and its Subsidiaries entered into in the Ordinary Course; and (d) transactions described in Schedule 6.12.
6.13    Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by one or more Credit Parties on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.
6.14    Anti-Terrorism Law; Anti-Money Laundering. (a) No Credit Party shall, directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Credit Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Credit Parties’ compliance with this Section 6.14).

(b) Cause or permit any of the funds of such Credit Party that are used to repay the Credit Extensions to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of any Requirement of Law.

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6.15    Amendments or Waivers to Organizational Documents. No Credit Party shall terminate or agree to any amendment, restatement, supplement or other modification to, any Organizational Document that would be materially adverse to the Lenders.
6.16    Amendments or Waivers to Certain Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Indebtedness incurred pursuant to Section 6.1(c) or Section 6.1(o) or any Permitted Refinancing Indebtedness with respect thereto or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate or the amortization rate on such Indebtedness or such Permitted Refinancing Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Indebtedness or such Permitted Refinancing Indebtedness (or any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness or such Permitted Refinancing Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders in any material respect.
6.17    Embargoed Person. No Credit Party shall, nor shall it permit any of its Subsidiaries to, cause or permit (a) any of the funds or properties of the Credit Parties that are used to repay the Term Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by applicable Requirements of Law, or the Term Loans or made by the Lenders would be in violation of Requirements of Law, or (2) the Executive Order, any related enabling legislation or any other similar executive orders, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Credit Parties, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by applicable Requirements of Law or the Term Loans are in violation of applicable Requirements of Law.
SECTION 7.GUARANTY
7.1    Guaranty of the Obligations. Subject to the provisions of Section 7.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations (other than Excluded Swap Obligations) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (collectively, the “Guaranteed Obligations”).
7.2    Contribution by Guarantors . All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor

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(a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of (a) any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or (b) any liabilities of such Contributing Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Contributing Guarantor hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2(b).
7.3    Payment by Guarantors. Subject to Section 7.2, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code), the Guarantors will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

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(a)    this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of such Guarantor and not merely a contract of surety;
(b)    the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)    the obligations of such Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;
(d)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)    any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations, or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations, provided, however, that no Credit Document to which such Guarantor is party may be amended without its written consent; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable documentation creating Hedging Obligations and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the applicable documentation creating Hedging Obligations; and
(f)    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the applicable documentation creating Hedging Obligations, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the

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other Credit Documents, any of the applicable documentation creating Hedging Obligations or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such applicable documentation creating Hedging Obligations or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the applicable documentation creating Hedging Obligations or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; (viii) any law or regulation of any jurisdiction or any other event affecting any term of the Guaranteed Obligations; and (ix) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
7.5    Waivers by Guarantors. To the fullest extent permitted by any Requirement of Law, each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Credit Party, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the applicable documentation creating Hedging Obligations or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.6    Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash, each Guarantor hereby waives any claim, right or remedy, direct

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or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its respective obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, without limitation, (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full in Cash, such amount shall be held in trust for the Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
7.7    Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations, but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
7.8    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
7.9    Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
7.10    Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any applicable documentation creating Hedging Obligations may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such applicable documentation creating Hedging Obligations is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to

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obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its respective obligations under the Credit Documents and the applicable documentation creating Hedging Obligations, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.
7.11    Bankruptcy, etc.
(a)    So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of the Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Beneficiaries that the Guaranteed Obligations which are guaranteed by the applicable Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
7.12    Discharge of Guaranty Upon Sale of Guarantor. If (i) all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof or (ii) any Guarantor shall become an Immaterial Subsidiary at a time when no Default or Event of Default exists and is continuing and the Borrower shall so request, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale and, so long as the Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably have requested, the Collateral Agent shall take, and the Lenders hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary to effect such release in accordance with the relevant provisions of this Agreement and the Collateral Documents.
7.13    Validity and Effectiveness. This Guaranty shall remain wholly valid and effective until the full, unconditional and irrevocable performance and discharge of the Guaranteed Obligations and for all the

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period during which payments effected in such respect are subject to the claw back and/or avoidance under any applicable law.
7.14    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the guarantee contained in this Section 7 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.14, or otherwise under the guaranty contained in this Section 7, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.14 shall remain in full force and effect until the full, unconditional and irrevocable performance and discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.14 constitute, and this Section 7.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 7.EVENTS OF DEFAULT
8.1    Events of Default. If any one or more of the following conditions or events shall occur:
(a)    Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Term Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or (ii) within five (5) Business Days after the same becomes due, any interest on any Term Loan or any fee or any other amount due hereunder; or
(b)    Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount of $20,000,000 or more, in each case beyond the grace period, if any, provided therefor, or (ii) breach or default by any Credit Party or any of their respective Subsidiaries with respect to any other term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, originally provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that no such event or condition under the ABL Credit Documents (other than a payment default or any default relating to insolvency or bankruptcy) shall constitute an Event of Default under this paragraph (b) until the earliest to occur of (x) except with respect to any default under Section 6.18 of the ABL Credit Agreement (or the comparable provision thereto in any Permitted Refinancing Indebtedness in respect of the ABL Facility), the date that is thirty (30) days after such event or condition (but only if such event or circumstance has not been waived or cured), (y) the acceleration of the Indebtedness under the ABL Facility and (z) the exercise of any remedies by the ABL Agent or collateral agent or any lenders under the ABL Facility in respect of any Collateral; or
(c)    Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Section 5.1(e)(i), Section 5.2, Section 5.16, Section 5.18 or Section 6; or
(d)    Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

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(e)    Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default shall not have been remedied or waived within twenty (20) Business Days after the earlier of (i) an Authorized Officer of the Borrower becoming aware of such default or (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial or state law; or (ii) an involuntary case (including, without limitation, a winding-up, dissolution, reorganization, compromise or arrangement) shall be commenced against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any application shall have been made, or is required by applicable law to be made, with a court for the opening of insolvency proceedings with regard to the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary); or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary), and (A) in relation only to any Foreign Subsidiary, any such event described in this clause (ii) shall continue for seven (7) days without having been dismissed, bonded or discharged, and (B) in relation only to the Borrower or any Domestic Subsidiary, any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(g)    Voluntary Bankruptcy; Appointment of Receiver, etc. (i) The Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case (including, without limitation, a winding-up, dissolution, reorganization, compromise or arrangement) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall make any assignment for the benefit of creditors; or (ii) the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or
(h)    Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $15,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or
(i)    Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

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(j)    Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of the Borrower any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $15,000,000 during the term hereof; or (ii) there exists any fact or circumstance that would reasonably be expected to result in the imposition of a Lien or security interest under section 412(n) of the Code or under ERISA; or
(k)    Change of Control. A Change of Control shall occur; or
(l)    Guaranties, Collateral Documents and Other Credit Documents. At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party or any Credit Document shall cease to be in full force and effect or shall be declared null and void; or
(m)    Disposals and Encumbrances on Real Property. A Credit Party (i) creates or permits any of its Subsidiaries, directly or indirectly, to create any Lien permitted pursuant to Section 6.2(u) and such Lien is not removed within ten (10) days of its effectiveness other than where such Lien is permitted pursuant to any other clause of Section 6.2 or (ii) makes or permits any of its Subsidiaries to make a disposition permitted pursuant to Section 6.9(g) other than where such disposal is permitted pursuant to any other clause of Section 6.9;
THEN, (1) upon the occurrence of any Event of Default described in Sections 8.1(f) or (g), automatically, and (2) upon the occurrence and continuation of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to the Borrower by the Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Term Loans, and (II) all other Obligations; (B) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents; and (C) the Administrative Agent and/or the Collateral Agent may exercise any and all of its other rights and remedies under this Agreement, the other Credit Documents and applicable law.
SECTION 8.AGENTS
9.1    Appointment of Agents. Jefferies Finance LLC is hereby irrevocably appointed the Administrative Agent hereunder and under the other Credit Documents and each of the Lenders hereby authorizes the Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Jefferies Finance LLC is hereby irrevocably appointed the Collateral Agent hereunder and under the other Credit Documents and each of the Lenders hereby authorizes the Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not

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be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. As of the Closing Date, Jefferies Finance LLC, in its capacity as a Lead Arranger, shall not have any obligations hereunder but shall be entitled to all benefits of this Section 9, and Credit Suisse Securities (USA) LLC, in its capacity as a Lead Arranger and Documentation Agent, shall not have any obligations hereunder but shall be entitled to all benefits of this Section 9.
9.2    Powers and Duties. (a) Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents and its duties hereunder shall be administrative in nature. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender. It is understood and agreed that the use of the term “agent” herein or in any other Credit Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(a)    Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Documents by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub-agent and to the Related Parties of each Agent and such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as the activities of each Agent.
(b)    Anything herein to the contrary notwithstanding, none of the Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.
9.3    General Immunity.
(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Default or Event of Default or to make any disclosures with respect to the foregoing. No Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by a Person serving as an Agent or any of its Affiliates in any capacity. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.
(b)    Exculpatory Provisions. No Agent or any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents in the absence of its own gross negligence or willful misconduct as determined by a court of

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competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent in writing by the Borrower or a Lender. No Agent shall have an obligation to act without receiving a satisfactory indemnity from the parties to this Agreement. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument, notice, request, consent, statement or document (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and (iii) no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable Requirements of Law, including, without limitation, any action that may be in violation of the automatic stay under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, medication or termination of property of a Defaulting Lender in violation of any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan.
9.4    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation as a Lender in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless otherwise expressly indicated or the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Subsidiaries or Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
9.5    Lenders’ Representations, Warranties and Acknowledgment. Each Lender represents and warrants that it has, without reliance upon any Agent or any other Lender or any of their respective Related Parties and based on such documents and information that it has deemed appropriate, made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

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9.6    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share with respect to all Term Loans held by such Lender, severally agrees to indemnify each of the Agents and the Lead Arrangers, to the extent that such Agent or Lead Arranger shall not have been reimbursed by any Credit Party (and without limiting the Borrower’s obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent or Lead Arranger in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent or Lead Arranger in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or Lead Arranger’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent or Lead Arranger may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent or Lead Arranger against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent or Lead Arranger against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
9.7    Successor Administrative Agent and Collateral Agent. (a) The Administrative Agent and the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent and Collateral Agent, which shall be (i) a Lender or an Affiliate of a Lender or (i) a commercial bank that is organized under the laws of the United States or any state or district thereof and has a combined capital surplus of at least $500,000,000. If no such successor shall have been appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent and Collateral Agent give notice of its resignation (or such earlier date as shall be agreed by the Requisite Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent and Collateral Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent and Collateral Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(a)    On the Resignation Effective Date, (i) the retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent or Collateral Agent shall continue to hold such Collateral until such time as a successor Administrative Agent or Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or the Collateral Agent shall instead be made by or to each Lender directly, until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above.
(b)    Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder and or under the Credit Documents and shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent all monies and other items of Collateral held

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under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take all other action necessary or appropriate in connection with such assignment of the security interest created under the Collateral Documents . The fees payable by the Borrower to the successor Administrative Agent and Collateral Agent shall be the same as those payable to the predecessor unless otherwise agreed between the Borrower and such successors. After the retiring Administrative Agent or Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 9.7 and Sections 10.2 and 10.3 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, their respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent.
9.8    Collateral Documents and Guaranty.
(a)    Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from the Lenders, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral (A) upon payment in full of the Obligations (other than contingent indemnification obligations), (B) that is the subject of a sale or other disposition of assets permitted hereby or (C) to which the Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which the Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented and (iii) subordinate any Lien encumbering any item of Collateral to the holder of any Lien on such Collateral that is permitted by Section 6.2. Upon request by the Administrative Agent or the Collateral Agent at any time, the Requisite Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.8(a). Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent or the Collateral Agent thereon, any or any certificate prepared by any Credit Party in connection therewith, nor that any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby agrees that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale.
(c)    Collateral Agent’s Power of Attorney. The parties acknowledge that the ABL Agent may be acting as collateral agent for the Administrative Agent and the Lenders with respect to ABL Priority Collateral (as defined in the Intercreditor Agreement) and the Administrative Agent hereby appoints the ABL Agent to act in such capacity.

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9.9    Administrative Agent May File Proofs of Claim. In the case of the pendency of any proceeding under the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions as in effect from time to time or any other judicial proceeding relating to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall be then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents under Sections 2.11, 10.2 and 10.3 allowed in such judicial proceeding); and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 10.2 and 10.3.
9.10    Posting of Communications to Platform. (a) Each Credit Party and each of the Lenders agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to such Lender by posting the Communications on IntraLinks or SyndTrak or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (each such system, a “Platform”). Each Credit Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and each Credit Party hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.
(a)    EACH PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF ANY PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR ANY PLATFORM. IN NO EVENT SHALL ANY AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY OTHER CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE AGENTS’ TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY

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AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(b)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to a Platform shall constitute effective delivery of the Communications to such Lender for purposes of Section 10.1. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(c)    Nothing in this Section 9.10 shall prejudice the right of any Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
(d)    Each of the Lenders and each Credit Party agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
9.11    Intercreditor Agreement The Administrative Agent and the Collateral Agent are authorized to enter into the Intercreditor Agreement and any other intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other Intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the ABL Priority Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement or any Additional Agreement.
SECTION 9.MISCELLANEOUS
10.1    Notices. (a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, the Agents or the Lead Arrangers, shall be sent, in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to such Person at its address as set forth on Appendix B or in the other relevant Credit Document or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent or the Collateral Agent, to the other parties, (y) in the case of any Lender, to the Administrative Agent and (z) in the case of all other parties, to the Borrower and the Administrative Agent.
(c)    Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to a Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Platform, website or other device (to the extent permitted by Section 9.10 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to such Platform and (iv)

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if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to any Agent shall not be effective until received by such Agent and all notices from or to a Credit Party shall be sent through the applicable Agent.
(d)    Use of Platform. Notwithstanding clauses (a) and (b) above (unless the Administrative Agent requests that the provisions of clauses (a) and (b) above be followed) and any other provision in this Agreement or any other Credit Document providing for the delivery of any Communication by any other means, the Credit Parties shall deliver all Communications to the Administrative Agent by properly transmitting such Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to Jfin.Admin@Jefferies.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any of the Lenders to deliver any Approved Electronic Communication to any Credit Party in any manner authorized in this Agreement or to request that the Borrower effects delivery in such manner.
(e)    Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
10.2    Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all costs of furnishing all opinions by counsel for the Borrower and the other Credit Parties; (c) all reasonable fees, expenses and disbursements of counsel to the Lead Arrangers and the Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents, advising the Administrative Agent and the Collateral Agent of their respective rights and obligations under the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (d) all reasonable costs and expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant hereto, including filing and recording fees, expenses, stamp, registration, transfer, documentary and other similar taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or the Requisite Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents or any Agent’s rights and obligations under any Credit Document; (e) all reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants, advisors or appraisers retained by the Administrative Agent or the Collateral Agent with the prior consent of the Borrower (not to be unreasonably withheld) unless a Default or an Event of Default has occurred and is continuing (in which case, the Borrower’s consent shall not be required); (f) all reasonable costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other reasonable costs and expenses incurred by each Agent and each Lead Arranger in connection with the syndication of the Term Loans and Term Loan commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; provided, that, in each of the cases in the foregoing clauses (a) through (g), attorneys’

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fees shall be limited to the fees of one (1) outside counsel to the Agents and the Lenders in each relevant jurisdiction (and in the case of an actual or perceived conflict of interest among or between the Agents or the Lenders, one additional counsel to each affected Agent or Lender and, if necessary, one local counsel to the Agents and Lenders taken as a whole in each appropriate jurisdiction); and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.
10.3    Indemnity. (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ reasonable approval of counsel, which shall be limited to one (1) counsel to the Indemnitees taken as a whole (and in the case of an actual or perceived conflict of interest among or between Indemnitees, one additional counsel to each affected Indemnitee and, if necessary, one local counsel to the Indemnitees taken as a whole in each appropriate jurisdiction)), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, investment advisors, employees, agents and Affiliates of each Agent, Lead Arranger and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment); provided, further, that Section 2.17 (instead of this Section 10.3) shall govern indemnities for Taxes. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are in violation of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(a)    To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against the Lenders, the Agents, the Lead Arrangers and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) in connection with, arising out of, as a result of, or in any way relating to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower and each other Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
10.4    Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and continuation of any Event of Default each Lender and each of its respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent, without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or its Affiliate to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender

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hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.
10.5    Amendments and Waivers.
(a)    Requisite Lenders’ and Borrower Consent. Subject to clauses (b) and (c) of this Section 10.5, no amendment, modification, termination or waiver (other than any Permitted Amendment or Facility Increase Amendment in accordance with the terms hereof) of any provision of the Credit Documents (other than the Fee Letters), or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Credit Parties and the Requisite Lenders; provided, however, that the Administrative Agent may, with the consent of the Credit Parties, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.
(b)    Affected Lenders’ Consent. Without the written consent of the Credit Parties and each Lender (other than a Defaulting Lender) that would be adversely affected thereby, no amendment, modification, termination, or consent (other than any Permitted Amendment or Facility Increase Amendment in accordance with the terms hereof) shall be effective if the effect thereof would:
(i)    extend the scheduled final maturity of any Term Loan;
(ii)    waive, reduce or postpone any scheduled repayment of any Term Loan (but not prepayment);
(iii)    reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.07) or any fee payable hereunder;
(iv)    extend the time for payment of any such interest or fees;
(v)    reduce or forgive the principal amount of any Term Loan;
(vi)    amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);
(vii)    amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of the Requisite Lenders, additional extensions of credit or additional tranches established pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loans are included on the Closing Date;
(viii)    release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;
(ix)    consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (other than the Fee Letters);
(x)    amend, modify or waive any provision of Section 2.12 or 2.13(g); or
(xi)    change Section 10.06(c) in a manner which further restricts assignments thereunder.

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(c)    Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents (other than the Fee Letters), or consent to any departure by any Credit Party therefrom, shall:
(i)    amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent or Lead Arranger, or any other provision hereof as the same applies to the rights or obligations of any Agent or Lead Arranger, in each case without the consent of each Credit Party and such Agent or Lead Arranger; or
(ii)    amend, modify, terminate or waive any provision in an manner that affects the grant or nature of any option granted to any Special Purpose Vehicle pursuant to Section 10.6 or the right or duties of such Special Purpose Vehicle hereunder, in each case without the consent of such Special Purpose Vehicle.
(d)    Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.
(e)    Defaulting Lenders. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the outstanding Term Loans of such Lender hereunder will not be taken into account in determining with the Requisite Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would extend the date fixed for the payment of principal or interest owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
(f)    Loan Modification Offer. Notwithstanding the foregoing, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) on a pro rata basis to all the Lenders holding any Tranche of Term Loans to make one or more amendments or modifications to (A) allow the maturity and scheduled amortization (if any) of the Term Loans of the Accepting Lenders to be extended and (B) increase the Applicable Margins and/or fees payable with respect to the Term Loans of the Accepting Lenders (as defined below) (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Term Loans of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Term Loans as to which such Lender’s acceptance has been made. The Borrower, each other Credit Party and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement containing the terms of the Permitted Amendments (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Term Loans of the Accepting Lenders as to which such Lenders’ acceptance has been made. Following any Permitted Amendment, the Term Loans extended or modified pursuant to this Section 10.5(f) shall constitute a new Tranche for purposes of the Credit Documents.

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10.6    Successors and Assigns; Participations.
(c)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of the Agents and all Lenders. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an assignee in accordance with the provisions of subsection (c) of this Section 10.6, (B) by way of participation in accordance with the provisions of subsection (g) of this Section 10.6, (C) by way of pledge or assignment of a security interest in accordance with the provisions of subsection (h) of this Section 10.6, (D) in accordance with subsection (i) of this Section 10.6 or (E) by way of option in accordance with subsection (j) of this Section 10.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in clause (g) below, Special Purpose Vehicles to the extent provided in clause (j) below and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(d)    Register. The Borrower, the Administrative Agent and each Lender shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loans.
(e)    Right to Assign; Eligible Assignees; Minimum Amounts. (i) Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a proportionate percentage of all of the assigning Lender’s rights and obligations under and in respect of any Term Loan) and provided, further, that nothing shall prohibit any Lender from assigning all or a portion of its rights and obligations under separate Tranches on a non-pro rata basis:
(A)    (I) to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee” or (II) in connection with the primary syndication of the Term Loans by the Lead Arrangers; and
(B)    to any Person meeting the criteria of clause (ii) of the definition of the term “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent; subject, however, to the prior written consent by the Borrower and the Administrative Agent (such consent not to be (x) in the case of the Administrative Agent and the Borrower, unreasonably withheld, delayed or conditioned, or (y) in the case of the Borrower, required in connection with the primary syndication of the Term Loans by the Lead Arrangers or at any time an Event of Default shall have occurred and then be continuing); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof.
(ii)    Each such assignment pursuant to this Section 10.6(c) shall be in an aggregate amount of not less than (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent, or, if a “Trade Date” is specified in the Assignment Agreement, as of such Trade Date) $1,000,000, unless the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower otherwise consents

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(each such consent not to be unreasonably withheld, delayed or conditioned); provided in the case of an assignment of (1) the entire remaining amount of the assigning Lender’s Term Loans at the time owing to it, (2) contemporaneous assignments to related Related Funds that equal at the least the amount specified in clause (B) above in the aggregate, or (3) of an assignment to a Lender, an Affiliate of a Lender or a Related Fund, no minimum amount need be assigned.
(f)    Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500 (except (A) that only one fee shall be payable in the case of contemporaneous assignments to or by Related Funds and (C) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.17(c).
(g)    Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), the Administrative Agent shall record the information contained in such Assignment Agreement in the Register and shall maintain a copy of such Assignment Agreement.
(h)    Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with subsections (c) through (f) of this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (g).
(i)    Participations. (a) Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Borrower any of its Subsidiaries or any of its Affiliates (excluding Affiliate Lenders)) in all or any part of its Term Loans or in any other Obligation; provided, that (x) such Lender’s obligations under this Agreement shall remain unchanged, (y) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (z) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.6 with respect to any payments made by such Lender to its participants.
(i)    The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except that the participation agreement may provide that such Lender shall not, without the consent of the participant, agree to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in

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the terms of such participation, and that an increase in any Term Loan commitment or Term Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Term Loans hereunder in which such participant is participating. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section provided that such participant agrees to be subject to the provisions of Sections 2.18 and 2.20 as though it were a Lender; provided, further, (i) a participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent, and (ii) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.17 as though it were a Lender.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each such participant’s interest in the Term Loans or other Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(j)    Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Term Loans or the other Obligations owed by or to such Lender, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
(k)    Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to the Borrower, but only if:
(i)    such assignment is made pursuant to a Dutch Auction open to all Lenders holding Term Loans of the respective Tranche on a pro rata basis;
(ii)    the repurchase of such Term Loans shall not be taken into account in the calculation of Retained Amount;
(iii)    no Default or Event of Default has occurred and is continuing or would result therefrom;

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(iv)    at the time of and immediately after giving effect to such assignments, the Minimum Liquidity Condition shall have been satisfied;
(v)    the Borrower shall at the time of such assignment affirm the No Undisclosed Information Representation;
(vi)    any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Borrower; and
(vii)    the Borrower shall not use the proceeds of Indebtedness incurred under the ABL Credit Agreement.
(l)    In addition to the other assignment rights provided in this Section 10.6, each Lender may grant to a Special Purpose Vehicle the option to make all or any part of any Term Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Term Loans pursuant thereto shall satisfy (once and to the extent that such Term Loans are made) the obligation of such Lender to make such Term Loans thereunder, provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Term Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Term Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Credit Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (k) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Credit Document or to the departure by the Borrower from any provision of this Agreement or any other Credit Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (k) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.15(c), 2.16 and 2.17 as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Sections 2.15(c), 2.16 and 2.17 to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.
10.7    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
10.8    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.15(c), 2.16, 2.17, 10.2, 10.3 and 10.4 and the agreements of the Lenders set

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forth in Sections 2.14, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the reimbursement of any amounts drawn thereunder, and the termination hereof.
10.9    No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the applicable documentation creating Hedging Obligations. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
10.10    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other provincial, state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
10.11    Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
10.12    Obligations Several. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.
10.13    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
10.14    APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING GENERAL OBLIGATIONS LAW 5-1401.
10.15    CONSENT TO JURISDICTION AND SERVICE OF PROCESS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, BOROUGH OF

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MANHATTAN. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, UNLESS OTHERWISE PROVIDED IN A COLLATERAL DOCUMENT; (ii) WAIVES ANY DEFENSE OF FORUM NON-CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION; AND
(a)     EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE OR EMAIL) IN SECTION 10.1. NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.
10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER. IN THE EVENT

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OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.17    Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, including the NAIC, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any assignee of, participant in, or Special Purpose Vehicle grantee of any option described in Section 10.6(j), or any prospective assignee of, participant in, or Special Purpose Vehicle grantee of any option described in Section 10.6(j), any of its rights or obligations under this Agreement, (ii) any rating agency, or (iii) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower, (h) to any pledgee referred to in Section 10.6(h) or any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives) to any swap or derivatives or similar transaction under which payments are to be made by reference to the Borrower and the Obligations, this Agreement or payments hereunder, so long as such pledgee or any actual or prospective counterparty (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) agrees to be bound by the provisions of this Section 10.17, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.17, (ii) becomes available to any Agent or any Lender on a non-confidential basis from a source other than the Borrower or (iii) is independently developed by any Agent or any Lender. For the purposes of this Section 10.17, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything in this Agreement or in any other Credit Document to the contrary, the Borrower and each Lender (and each employee, representative or other agent of the Borrower) may disclose to any taxing authority and to any tax advisor of such party, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such U.S. tax treatment and U.S. tax structure.
10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount

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equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of each Lender and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Borrower, as applicable.
10.19    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or “PDF” shall be effective as delivery of a manually executed counterpart hereof.
10.20    Effective Date. This Agreement shall become effective on the Closing Date.
10.21    USA Patriot Act Notice. Each Lender and the Agents (for the Agents and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-5 (signed into law on October 26, 2001)), as amended (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Credit Party, which information includes the name and address of the Borrower and each other Credit Party and other information that will allow such Lender or the applicable Agent, as applicable, to identify the Borrower and each other Credit Party in accordance with the Patriot Act.
10.22    No Setoffs and Defenses. Each Credit Party acknowledges it has no setoffs or defenses to their respective obligations under the Credit Documents and no claims or counterclaims against any of the Agents or the Lenders.
10.23    Entire Agreement. This Agreement and the other Credit Documents represent the entire agreement of the Credit Parties, the Agents, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. If and to the extent that any provision of any Credit Document limits, qualifies or conflicts with a provision of this Agreement, such provision of this Agreement shall control.
10.24    Designation of this Agreement as a “Credit Facility”. Pursuant to the Senior Notes Indenture, the Borrower hereby designates this Agreement and the other Credit Documents as a “Credit Facility” for all purposes under the Senior Notes Indenture.
[Remainder of page intentionally left blank]

106

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

XERIUM TECHNOLOGIES, INC.

By:	/s/ Clifford E. Pietrafitta
Name:	Clifford E. Pietrafitta
Title:	Chief Financial Officer

HUYCK LICENSCO INC.

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

ROBEC BRAZIL LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

STOWE WOODWARD LICENSCO LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

STOWE WOODWARD LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

WANGNER ITELPA I LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

[Signature Page to Credit and Guaranty Agreement]

WANGNER ITELPA II LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

WEAVEXX, LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

XERIUM ASIA, LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

XERIUM III (US) LIMITED

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

XERIUM IV (US) LIMITED

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

XERIUM V (US) LIMITED

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

XTI LLC

By:	/s/ Michael S. Buchanan
Name:	Michael S. Buchanan
Title:	Treasurer

[Signature Page to Credit and Guaranty Agreement]

JEFFERIES FINANCE LLC,
as Administrative Agent, Collateral Agent, Joint Lead Arranger, and as a Lender

By:	/s/ E. Joseph Hess
Name:	E. Joseph Hess
Title:	Managing Director

[Signature Page to Credit and Guaranty Agreement]

CREDIT SUISSE SECURITIES (USA) LLC
as Joint Lead Arranger and Documentation Agent

By:	/s/ Carly Baxter
Name:	Carly Baxter
Title:	Director

[Signature Page to Credit and Guaranty Agreement]

APPENDIX A
TO CREDIT AND GUARANTY AGREEMENT
Initial Term Loan Amounts

Lender	Term Loan Amount	Pro Rata Share
Jefferies Finance LLC	$200,000,000	100%
Total	$200,000,000	100%

APPENDIX A-1

APPENDIX B
TO CREDIT AND GUARANTY AGREEMENT
Notice Addresses
XERIUM TECHNOLOGIES, INC.
8537 Six Forks Rd, Suite 300
Raleigh, NC 27615
Attn: Michael S. Buchanan
Fax: 919-526-1430
Phone: 919-526-1406
Email:mike.buchanan@xerium.com

APPENDIX B-1

JEFFERIES FINANCE LLC
as Administrative Agent and as a Lender
For Payments and Borrowing Requests/Interest Election Requests:
Jefferies Finance LLC
520 Madison Avenue
New York, NY 10022
Account Officer – Xerium Technologies, Inc.
Facsimile: 212-284-3444
E-mail: JFIN.Admin@Jefferies.com

Other Notices as Administrative Agent:

Jefferies Finance LLC
520 Madison Avenue
New York, NY 10022
Account Officer – Xerium Technologies, Inc.
Facsimile: 212-284-3444
E-mail: JFIN.Admin@Jefferies.com

Jefferies Finance LLC,
as Collateral Agent
520 Madison Avenue
New York, NY 10022
Account Officer – Xerium Technologies, Inc.
Facsimile: 212-284-3444
E-mail: JFIN.Admin@Jefferies.com

APPENDIX B-2